                                                                   EXHIBIT 10.16

                                AGREEMENT BETWEEN
                                SIMMONS COMPANY,
                          LOS ANGELES, CALIFORNIA PLANT

                                       AND

                 UNITED STEEL WORKERS OF AMERICA,
                                 AFL, CIO, CLC


                     OCTOBER 16, 2001 UNTIL OCTOBER 15, 2005

                                      INDEX

ARTICLE           TITLE                                                                                       PAGE
-------           -----                                                                                       ----
    I             RECOGNITION AND UNION SECURITY..........................................................      7
                  Employees Covered.......................................................................      7
                  Union Security..........................................................................      7
                  Check-Off...............................................................................      8

    II            DISCIPLINARY PROCEDURE..................................................................      9
                  Just Cause..............................................................................      9
                  Interview and Hearing...................................................................      9
                  Good Faith Duties.......................................................................     10
                  Correction of Offense...................................................................     10
                  Disciplinary Policy.....................................................................     10

    III           GRIEVANCE PROCEDURE AND ARBITRATION.....................................................     10
                  Grievance Procedure.....................................................................     10
                  Grievances - Step 1.....................................................................     11
                  Grievances - Step 2.....................................................................     11
                  Grievances - Step 3.....................................................................     11
                  Resolution by Default...................................................................     11
                  Shop Steward Time.......................................................................     11
                  Arbitration of Disputes.................................................................     12
                  Selection of Arbitrators................................................................     12
                  Authority of Arbitrator.................................................................     12
                  Expedited Arbitration...................................................................     13

    IV            HOURS OF WORK AND PREMIUM PAY...........................................................     13
                  Work Week...............................................................................     13
                  Overtime Hours..........................................................................     13
                  Saturday and Sunday Work................................................................     14
                  Availability for Scheduled Work.........................................................     14
                  No Pyramiding...........................................................................     15
                  Shift Premiums..........................................................................     15
                  Reporting Pay...........................................................................     15
                  Shift Change............................................................................     15
                  Temporary Employees.....................................................................     15

    V             NO STRIKE - NO LOCKOUT..................................................................     15

    VI            MANAGEMENT RIGHTS CLAUSE................................................................     15




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

ARTICLE           TITLE                                                                                       PAGE
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
    VII           SENIORITY...............................................................................     16
                  Accumulation of Seniority...............................................................     16
                  Termination of Seniority................................................................     16
                  Work Share Hours........................................................................     17
                  Furlough................................................................................     17
                  Recall From Furlough....................................................................     17
                  Layoffs.................................................................................     17
                  Job Bidding ............................................................................     18
                  Promotions Outside Bargaining Unit .....................................................     19
                  Seniority Accumulation During Leave of Absence..........................................     19
                  Overtime Procedures.....................................................................     19
                  Steward Seniority.......................................................................     19
                  Surplus Labor List......................................................................     19
                  Recall..................................................................................     19
                  Notice of Recall........................................................................     20
                  Change of Address.......................................................................     20
                  Probationary Period.....................................................................     20
                  War Emergency...........................................................................     20
                  Seniority Bonus.........................................................................     20
                  Severance Notice........................................................................     20
                  Inventory...............................................................................     21

    VIII          WAGES...................................................................................     21
                  Wage Agreement..........................................................................     21
                  Incentive Compensation Plans............................................................     21
                  Work Wait...............................................................................     21
                  Incentive Pay Computation...............................................................     21
                  Hiring Rate.............................................................................     22
                  Incentive Employee Progression and Training.............................................     22
                  General Wage Increases..................................................................     22
                  Reactivation of Old Classifications.....................................................     23
                  Establishment of New Classifications....................................................     23
                  Rate of Borrowed Man....................................................................     23
                  Average Rate Computation................................................................     23
                  Injured During Work.....................................................................     24




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ARTICLE           TITLE                                                                                       PAGE
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
    IX            STANDARD ALLOWED HOURS..................................................................     24
                  Incentive Compensation Plan.............................................................     24
                  New or Varied Jobs and Operations.......................................................     25
                  Standard Allowed Hour...................................................................     25
                  Written Confirmation and Effective Date of SAH..........................................     26
                  Procedural Interpretation of Section....................................................     26
                  Grievances Regarding Incentive Standards................................................     27
                  Availability of Time Study Data.........................................................     28
                  UNION Time Study Engineer...............................................................     28
                  Standard Data...........................................................................     29

    X             PAID HOLIDAYS...........................................................................     29
                  Holidays Observed.......................................................................     29
                  Eligibility.............................................................................     29
                  Holiday Pay or Sick Leave...............................................................     29
                  Pay For Holidays Worked.................................................................     29
                  Holidays on Saturday....................................................................     29
                  Holiday Pay.............................................................................     30
                  Holidays During Approved Vacation.......................................................     30
                  Multiple Holidays on Same Day...........................................................     30
                  Pay Rate................................................................................     30
                  Overtime and Premium Pay................................................................     30

    XI            PAID VACATIONS..........................................................................     30
                  Vacation................................................................................     30
                  Pay Rate................................................................................     31
                  Scheduling..............................................................................     31
                  Plant Shutdown and Staggered Vacation...................................................     31
                  Eligibility.............................................................................     31
                  Scheduling of Staggered Vacations.......................................................     31
                  No Accumulation.........................................................................     32
                  Shift Premium...........................................................................     32

    XII           LEAVE OF ABSENCE .......................................................................     32
                  Purpose.................................................................................     32
                  Leave for UNION Business................................................................     32

    XIII          REST PERIODS............................................................................     32

    XIV           UIU PENSION TRUST.......................................................................     33


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ARTICLE           TITLE                                                                                       PAGE
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
    XV            HEALTH AND WELFARE FUND.................................................................      34
                  Benefit Plan(s).........................................................................      34
                  Contribution Rates......................................................................      34
                  Eligibility.............................................................................      35
                  Employee Contributions..................................................................      35
                  Life Insurance..........................................................................      35
                  Payment of Contributions................................................................      35
                  Coverage................................................................................      35
                  Election of Category of Coverage and Right to Change....................................      36
                  Requirements............................................................................      36
                  Hold Harmless...........................................................................      36
                  Reinstatement of Coverage...............................................................      36
                  Part Time Employees.....................................................................      36
                  Availability of Benefits................................................................      37

    XVI           JURY SERVICE............................................................................      37

    XVII          BEREAVEMENT PAY.........................................................................      37
                  Definition..............................................................................      37
                  Payment.................................................................................      37

    XVIII         BULLETIN BOARDS.........................................................................      37
                  Bulletin Boards.........................................................................      37
                  Posting of Notices......................................................................      38

    XIX           MILITARY CLAUSE.........................................................................      38

    XX            PICKET LINE CLAUSE......................................................................      38

    XXI           EMPLOYEE BIRTHDAY PAY...................................................................      38

    XXII          GENERAL CONDITIONS .....................................................................      39
                  Business Representative.................................................................      39
                  Stewards................................................................................      39

    XXIII         EQUAL EMPLOYMENT OPPORTUNITY............................................................      39

    XXIV          SAVING CLAUSE...........................................................................      39
                  Separability............................................................................      39
                  Federal and State Laws..................................................................      39


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ARTICLE           TITLE                                                                                       PAGE
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
    XXV           SEVERANCE AND PLANT CLOSINGS............................................................     40

    XXVI          CONTRACT RE-OPENER  ....................................................................     40

    XXVI          DURATION AND TERMINATION OF AGREEMENT...................................................     41
                  Effective Dates.........................................................................     41
                  Entire Agreement........................................................................     41
                  Modification or Termination ............................................................     41

                  SIGNATURES..............................................................................     42

                  APPENDIX "A"............................................................................     43

                  APPENDIX "B"............................................................................     44

                  PAY PLUS BONUS ADDENDUM.................................................................     48

                  APPENDIX "C"............................................................................     58

                                    AGREEMENT

This Agreement, made this 25th day of October, 2001 by and between Simmons COMPANY, Los Angeles, California (hereinafter referred to as the COMPANY) and the United Steelworkers of America, AFL, CIO, CLC (hereinafter referred to as the UNION) on behalf of its Local No. 515U, for and on behalf of itself and the employees of said COMPANY at its plant located at Los Angeles, California.

                                   WITNESSETH

NOW, THEREFORE, in consideration of the promises and of mutual covenants and Articles of the parties hereinafter set forth, the parties do hereby agree as follows:

ARTICLE I. - RECOGNITION AND UNION SECURITY

1.01 The UNION and the COMPANY shall cooperate to promote the welfare of the COMPANY and efficiency of its factory operations. It is also the intention of the parties to provide an orderly procedure between the COMPANY and the UNION and, therefore, all Agreements or understandings concerning hours, wages and working conditions between the COMPANY and the employees covered by this contract are to be made by the COMPANY with the UNION as the representative of said employees. No individual employee or group of employees, nor member of the COMPANY shall have the authority to abridge or modify this Agreement in any manner.

1.02 EMPLOYEES COVERED. The COMPANY hereby recognizes the UNION as the sole and exclusive collective bargaining agent for all the COMPANY employees employed by it in connection with its operations in the Los Angeles, California plant covered by this Working Agreement. This excludes executives, sales employees, office workers and supervisors.

1.03     UNION SECURITY.

     A. The COMPANY agrees that as a condition of employment all employees in the bargaining unit shall become members of the UNION after the thirtieth day of their employment or thirty (30) days after the execution date of this Agreement, whichever is later. All employees who become members of the UNION shall remain members of the UNION in good standing by proper tender of dues and initiation fees during the term of this Agreement.

     B. The UNION agrees to accept into membership and make membership available to all employees upon the same terms and conditions generally applicable to other members without discrimination.

     C. Within five (5) days after receipt of written notice from the UNION that any employee has failed, pursuant to the terms of this Article, to tender payment of the regular dues and initiation fee uniformly required as a condition of acquiring or retaining membership in the UNION, the COMPANY shall discontinue its employment of such employee. The COMPANY shall not be required by the UNION to discontinue the employment of any employee for any other reason.

     D. Upon demand by the UNION that an employee be discharged because he is delinquent in the payment of his regular dues or initiation fee, the COMPANY shall promptly notify the employee that his discharge has been demanded and the employee shall have a reasonable time as determined by the UNION in which to rectify the matter before the discharge is placed in effect. If the discharge of an employee is effected by the request of the UNION pursuant to paragraphs a, b, c, or d of this section, the UNION agrees to indemnify the COMPANY from any final determination of liability for this action if, prior to the discharge, the COMPANY sends an overnight letter to the District Director notifying him of the requested discharge. Failure of the District Director to respond by Overnight mail within five (5) days will be deemed concurrence with the local UNION request.

     E. The COMPANY shall have the exclusive right to hire and shall be the sole judge of the requirements and qualifications of each applicant until the completion of the probationary period set forth in Section
          7.16 of this Agreement.

     F. Whenever the COMPANY requires additional employees, it will notify the UNION, and the UNION agrees that it will use its best efforts to find skilled candidates. Such notice does not preclude the COMPANY from securing employees from other sources and the COMPANY may select employees without discrimination as to UNION or non-UNION status, race, color, religion, national origin, gender, age or disability.

     G. After new employees are hired, the COMPANY agrees to provide to the UNION the employee's name, address, date of birth, social security number, date of hire, rate of pay, classification assignment, and clock number.

     H. Whenever employees are transferred, granted a leave of absence, terminated, rehired or quit, such information will be made available to the UNION.

     I. The provisions of this section shall be applicable only to the extent permitted by applicable state and federal law.

     J. No UNION member shall be compelled to train employees of a non-UNION shop.

1.04 CHECK-OFF. Upon written individual voluntary authorization by each employee and subject to the requirements of any applicable local, state or federal law, membership dues and initiation fees of the UNION as authorized and approved by the United Steelworkers UNION Executive Board due and unpaid shall be deducted from the wages of all employees covered by this Agreement and remitted by the COMPANY each and every month to the International Secretary-Treasurer. This article or any section thereof shall


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

          not be operative where prohibited by state law. The UNION agrees that it will indemnify and save the COMPANY harmless from any and all liability, claims, responsibility, damages or suit which may arise out of any action taken by the COMPANY in accordance with the terms of this article or in reliance upon the authorization mentioned herein.

ARTICLE II. - DISCIPLINARY PROCEDURE

2.01 JUST CAUSE. The COMPANY shall not discharge, suspend, or otherwise discipline any employee, except for just cause, or as provided in
          Section 1.03(d).

2.02 INTERVIEW AND HEARING. In the event that disciplinary action involving loss of wages (suspension and/or discharge) is taken against any employee, the employee involved must be given an interview concerning such disciplinary action, in which a shop steward or an officer of the UNION must represent him.

          The UNION representative will be informed prior to the disciplinary action being taken and must be given an opportunity (not to exceed fifteen (15) minutes) to discuss the case with the affected employee and to participate in the interview with the COMPANY concerning the matter. The interview may be of very short duration and shall not be construed as part of the grievance procedure, as described in Article III of this Agreement, inasmuch as the primary function of the interview is to make certain that a UNION representative is aware of the discipline and that the employee knows precisely what he or she is disciplined for.

          In cases of physical altercation or where the employee is not on COMPANY premises at the time of the disciplinary action, the interview will be dispensed with.

          A discharged employee shall be entitled to a hearing before the COMPANY Plant Labor Relations Committee at 10:00 a.m. on the day following his discharge, provided the employee is notified of the hearing and is physically able to attend, at which time the merits of the case will be discussed between the UNION and the COMPANY and provided further that once thirty (30) calendar days lapse following the discharge, the action of the COMPANY shall be deemed final and there shall be no further appeal by either the UNION or the employee.

          In the event an employee is unable to attend or the UNION is unable to find such employee, the hearing may be held in abeyance for a period of one (1) week. If the hearing is delayed because of unavailability of the employee, the COMPANY is not liable for any wage during such period.

          In the event an employee is disciplined, suspended or discharged, such action shall be subject to the grievance and arbitration procedure as provided in Article III of this Agreement. In exchange for the thirty
          (30) calendar day period described above, it is agreed that the COMPANY shall not be liable for any retroactivity, should the employee be subsequently reinstated.

2.03 GOOD FAITH DUTIES. No employee acting in the capacity of a UNION officer, UNION representative, Shop Steward, Department Steward or Shop Committee member shall be disciplined for carrying out in good faith his duties under the provisions of this Agreement or as permitted by applicable law provided those duties do not interfere with normal business operations, except in matters which require immediate attention, under the provisions of this Agreement or as permitted by applicable law. The UNION agrees to notify the COMPANY in writing when it designates stewards and shop committee members.

2.04 CORRECTION OF OFFENSE. Once an individual is reprimanded and the offense is not committed again for a period of twelve (12) months, the employee shall be considered to have corrected himself. This shall not include such serious offenses as no-strike clause violations, insubordination, stealing, cheating, physical assault, damaging COMPANY property, and poor quality.

2.05 DISCIPLINARY POLICY. SIMMONS corporate view is that the disciplinary procedure is not designed to punish employees, particularly for less serious offenses, but, rather, to educate, correct and train people as effective team members who can be counted on to give reliable productive performance.

         Finally, time itself is the best measure of correction in any individual, regardless of job or authority. In the situation of the lesser offenses as contrasted with the more serious offenses described in Section 2.04, each manager is cautioned with the need to believe that the employee has corrected his problem in the event there is no repetition of such within one year of the last infraction. In that event, the process is to begin anew.

ARTICLE III. - GRIEVANCE PROCEDURE AND ARBITRATION

3.01     GRIEVANCE PROCEDURE.

    A. It is the intent of the parties to this Agreement that the grievance procedure hereby established should serve as a means for the prompt disposition and amicable settlement of such grievances as may arise between the COMPANY and its employees or the COMPANY and the UNION. A grievance is defined as any dispute (excluding discharges for those employees in probationary period) between the COMPANY and employee(s) or between the COMPANY and the UNION over the application, interpretation, or alleged violation of an express provision of this Agreement, where applicable.

    B. Should any grievance arise between the COMPANY and any of the COMPANY'S employees involving a work assignment, the employee involved shall continue to perform the assignment in question while the grievance is being processed unless it will endanger his life, limb, or safety, or that of other employees or where the contract expressly disavows cessation of such assignment.

    C. The aggrieved employee may discuss the matter with the employee's immediate supervisor and UNION representative if requested. Any resolution by the supervisor or steward shall not act as a precedent in future cases.

3.02 GRIEVANCES - STEP 1. If the grievance is not settled in verbal discussion described in Section 3.01(C) above, the grievance shall be reduced to writing on forms to be made available for such purpose, with each form signed and dated by the aggrieved employee and/or his designated UNION representative. The designated UNION representative shall present the grievance form to the HR Manager or their designee within five (5) working days from the date of the occurrence or knowledge of occurrence. The grievance shall specify the incident involved, the facts or alleged facts relied upon to support the contention of the employee, the section of this Agreement relied upon, where applicable, the interpretation requested by the grievant; and shall show on its face the date of the incident. The HR Manager or their designee has three (3) workdays to answer.

3.03 GRIEVANCES - STEP 2. A grievance not settled at Step 1 shall be presented to the Operations Manager and/or the Human Resource Manager within three (3) workdays from the Step 1 answer. The Operations Manager and/or Human Resource Manager within two (2) days shall meet and discuss the matter with the employee and a UNION representative. The Operations Manager and/or Human Resource Manager shall then have three (3) work days to answer.

3.04 GRIEVANCES - STEP 3.. If a settlement is not obtained in Step 2, the grievance shall be referred to the COMPANY'S Vice President - Human Resources, or his designated representative, as Step 3 by the Local UNION representative within five (5) working days from the date of the reply under Step 2. The International Representative of the UNION shall meet with the COMPANY'S Vice President - Human Resources, or the representative he designates, within a reasonable time (not to exceed thirty (30) calendar days). A written answer by the COMPANY to the grievance considered at such meeting shall be given to the International Representative of the UNION within five (5) working days after such meeting. If an employee is needed as witness in the process of Step 1 or 2 by the UNION, it is understood that any pay lost by the witness or others resulting from his/her absence from work will be reimbursed by the UNION.

3.05 RESOLUTION BY DEFAULT. Failure on the part of either party to respond to any step within the grievance procedure within the time limits established by this article will resolve the grievance against the party failing to respond. Resolution by default, however, shall not establish a precedent for similar grievances. Time limits may be extended by mutual written agreement. Whenever time limits are set out in this article, they shall be workdays exclusive of Saturdays, Sundays, and holidays recognized by this Agreement.


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

3.06 SHOP STEWARD TIME. The COMPANY will only pay for lost time of any shop steward or shop committee when the COMPANY calls such persons to a conference during working hours.

3.07 ARBITRATION OF DISPUTES. If the grievance is subject to arbitration as provided herein and all conditions above have been satisfied, including the applicable time limits, then the UNION on behalf of the aggrieved employee or aggrieved employees may, within ten (10) calendar days of the COMPANY'S answer in Step 3, file a written request to the Operations Manager or his designee that the grievance be submitted to arbitration for determination pursuant to this article.

3.08 SELECTION OF ARBITRATORS. (Please see Pay Plus Bonus Addendum dated 10-14-98) Within ten (10) calendar days after the UNION files its written request for arbitration pursuant to Section 3.07 above, the COMPANY or the UNION may write either the Federal Mediation and Conciliation Service or the American Arbitration Association to request that it submit a panel of seven (7) arbitrators. The UNION shall notify the COMPANY of its first strike, and each party shall then alternately strike one name until only one-name remains that shall be designated as the impartial arbitrator. Either party reserves the right to reject the entire panel prior to any striking of arbitrators and to request one additional panel of arbitrators per grievance.

         In the event the UNION and the COMPANY are unable to agree to a base rate on a new classification as provided in Section 8.12, the dispute may be appealed to arbitration for determination by a qualified time study arbitrator.

         Appeals under the Standard Allowed Hour Formula as described in Article IX, if warranted, shall be carried to arbitration under the above-described procedure; however, in this instance, the Impartial Chairman of the Arbitration Board must be a qualified time study engineer.

3.09 AUTHORITY OF ARBITRATOR. In interpreting and applying the provisions of this Agreement and in making findings of fact, the arbitrator's interpretation and application must be in accord with the spirit and letter of this Agreement and any amendments thereto. The function of the arbitrator shall be judicial rather than legislative in nature. No arbitrator shall have the jurisdiction or authority to add to, take from, nullify, or modify any of the terms of this Agreement or any amendments or Letters of Understanding applicable thereto. In no event shall any of the COMPANY'S rights ever be deemed or construed to have been modified, diminished, or impaired by any past practice or course of conduct except where contained in an express provision of this Agreement.

         The arbitrator shall be bound by the facts and evidence submitted to him/her in the hearing and may not go beyond the terms of this Agreement in rendering his/her decision. No such decision may include or deal with any issue not directly involved in the grievance submitted to him/her or with any matter that is not expressly made subject to arbitration by the terms of this Agreement. No decision of the arbitrator shall require the payment of an hourly rate different from the applicable one negotiated by the parties and expressly set forth in this Agreement. The decision of the arbitrator shall be in writing and such decision shall be final and binding upon the parties when rendered upon a matter within the authority of the arbitrator and within the scope of the matters subject to arbitration as provided in this Agreement and in accordance with the procedures specified in this Agreement.

3.10 EXPEDITED ARBITRATION. The UNION or the COMPANY may invoke the expedited grievance procedure, as distinguished from the ordinary grievance procedure, in the event an employee is discharged, suspended, disqualified from a job, disciplined for failure to meet production standards, loss or reduction of earnings or in the event there is a seniority dispute. Such request shall be asserted in writing, by next day mail, given to the other party. The party requesting the expedited grievance procedure shall immediately contact the American Arbitration Association headquarters (New York City) to request the first available arbitrator from a national pre-agreed panel of fifteen (15) arbitrators (see Appendix A) who can hear the case within seven (7) calendar days.

         The arbitrator shall hold an arbitration hearing as expeditiously as possible, but in no event later than seven (7) calendar days after receipt of said notice. The decision of the arbitrator shall issue forthwith and in no event later than three (3) days after the conclusion of the hearing unless the grieving party agrees to waive this time limitation with respect to all or part of the relief requested. The arbitrator's written opinion will follow within thirty
         (30) days and such decision shall be final and binding on both parties.

         All costs for the hearing and service of the arbitrator designated herein, or for any other person selected pursuant to the aforementioned procedure, shall be borne by the parties jointly. Each party will bear the expense of its representatives and for the presentation of its own case.

ARTICLE IV. - HOURS OF WORK AND PREMIUM PAY

4.01 WORK WEEK. For the purpose of computing overtime pay, eight (8) hours shall constitute a day's work; forty (40) hours, from Monday through Friday inclusive, shall constitute a week's work.

4.02     OVERTIME HOURS.

    A. Authorized time worked in excess of forty (40) hours in one (1) week or eight (8) hours in one (1) day, including authorized time worked during the regular lunch period, shall be paid at time and one-half the average straight time hourly earnings as computed in Section 8.14 reflecting the earnings for the week in which the overtime is worked. This paragraph will not prevent payment of double time wherever such payment is specified. Any exception to the above shall only be upon mutual agreement between the COMPANY and the UNION.


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

    B. Anyone reporting to work after his or her regular starting time will receive overtime pay only upon completion of eight (8) hours work.

4.03 SATURDAY AND SUNDAY WORK. All work on Saturday as such will be paid at time and one-half. Also, double time will be paid for all work performed on Sunday, except in the case of any shift beginning on Sunday and continuing into Monday. Sunday is defined as the 24-hour period starting midnight Saturday through midnight Sunday. Double time shall be paid to employees who are scheduled to work and perform work on a holiday.

4.04 AVAILABILITY FOR SCHEDULED WORK. Employees must be available for all work scheduled, regular or overtime. An employee who did not receive notice of overtime on his or her previous shift worked shall not be compelled to work overtime on that particular day (except for those employees on vacation or approved leave of absence). Employees who have a valid reason may be excused by management from working regular or overtime work at any particular time.

     A. Except for plant security, continuous shift operations, emergency, or maintenance, the COMPANY will not require production employees to work in excess of 10 hours per day on Monday, Tuesday, Wednesday, Thursday, 8 hours on Friday, and/or in excess of 8 hours on Saturday, provided, however, that no employee will be compelled to work more than two consecutive Saturdays, except for the five months defined below. In those five (5) months, employees will be available for Saturday work when production schedules so require. A tentative schedule for these five (5) months will be given by December 15th. In the event any of these five (5) months need to be changed, a sixty (60) day notice will be given.

     B. If overtime is required to meet the shipment requirements and sufficient volunteers will not stay, the COMPANY can require overtime starting with the least senior person who is qualified and working up in seniority until the required number of people is reached. Overtime preference is determined by seniority within classification and department. Employees who have a valid reason shall be excused by the COMPANY from working regular or overtime work at any particular time.

     C. When employees are required for overtime work outside their regular classification, such overtime will be offered to senior qualified employees in the department involved. Should qualified employees not be available in the department, then insofar as possible, senior qualified employees in the plant will be utilized in the assignment of such overtime.

     D. Production on Sundays and holidays and in excess of the hours described in (a) above may be performed by volunteers but will not be mandatory.

     E. If a holiday falls on Friday then Saturday work shall be performed by volunteers.

4.05 NO PYRAMIDING. There shall be no pyramiding of any premium or overtime pay under this Agreement for the same hours worked. Where one or more premiums or overtime rate is payable, the single higher rate shall be paid.

4.06 SHIFT PREMIUMS. Employees assigned to work on the second or third shift shall be paid a shift premium of twenty (20) cents per hour.

4.07 REPORTING PAY. When an employee reports for work at the regular starting time of his shift without previous notice not to report and his regular work is not available, he will receive a minimum of three
         (3) hours work or pay at the base rate of the job he is assigned, provided, however, at the COMPANY'S option, he may be assigned to another classification for any portion of said three (3) hours. The COMPANY shall have no liability regarding the above paragraph, in the event of a breakdown of power outside of the plant, act of public enemy or because of conditions beyond the control of the COMPANY.

4.08 SHIFT CHANGE. Based upon seniority, an employee is allowed to change shifts four (4) times within the contract year on the following dates:
         January 1, April 1, July 1 and October 1.

4.09 TEMPORARY EMPLOYEES. The COMPANY may utilize up to ten (10) temporary employees (temps) for four (4) months. No benefits, pension, holidays or vacation will be paid. At the time the COMPANY determines that the position is full-time or at the end of four (4) months (whichever comes first), the job will be filled in accordance with the contract.

ARTICLE V. - NO STRIKE - NO LOCKOUT

Neither the UNION nor any of the employees in the bargaining unit covered by this Agreement will collectively, concertedly, or individually encourage, engage in, or participate in, directly or indirectly, any strike, deliberate slowdown, stoppage, or other interference with production of work during the term of this Agreement; and the COMPANY during the term of this Agreement will not lock out any of the employees covered by this Agreement.

ARTICLE VI. - MANAGEMENT RIGHTS CLAUSE

The UNION recognizes the right of the COMPANY to conduct its business, to operate its plants, and to direct the working forces in such manner as it sees fit but not inconsistent with the terms of this Agreement and it is understood that the COMPANY retains all management rights not specifically covered by this Agreement.

The UNION recognizes the rights and responsibilities belonging solely to the COMPANY prominent among which, but by no means wholly inclusive, are the rights to hire, direct, promote, discharge, or discipline for cause and to maintain discipline and efficiency of employees, to decide the products to be manufactured, the location of plants, the schedule of production, the methods, processes, and means of manufacturing and the control and selection of raw materials, semi-manufactured, and finished parts which may be incorporated into the products manufactured. Such authority will not be used for the purpose of discriminating against any employee nor will it be applied in manner inconsistent with any of the other provisions of this contract.

ARTICLE VII. - SENIORITY

The COMPANY recognizes the principle of seniority among its employees and agrees that all layoffs occasioned by lack of work and recalls from layoff shall be by seniority as herein provided.

7.01 ACCUMULATION OF SENIORITY. Seniority shall continue and accumulate while the employee is continuously employed by the COMPANY and during the following periods of absence from work:

         A.       Up to twelve (12) months in case of disability or illness;

         B.       During the first twelve (12) months of layoff;

         C.       During military service;

         D. When an employee is elected or appointed to a UNION office, such employee shall be given a leave of absence in writing for the term of his office or any renewal thereof. The UNION shall give the COMPANY two (2) weeks prior notice in such situation;

         E. The manner of return to employment shall be as provided herein.

         F. To be eligible for a leave of absence, an employee must have completed the probationary period provided in Section 7.16 and the leave request must be in writing.

7.02 TERMINATION OF SENIORITY. Seniority shall terminate for the following reasons:

         A.       When an employee resigns,

         B.       When an employee is discharged for just cause,

         C. When an employee is laid off longer than twelve (12) months, except for right of recall,

         D. When an employee's absence due to disability or illness exceeds five (5) years,

         E. When an employee is recalled to work and does not return to work as provided in Section 7.13,

         F. If an employee falsifies any information given in connection with a leave of absence,

         G. When an employee obtains other employment while on an approved leave of absence,

         H. For failure to progress in learning within reasonable time limits set by the COMPANY,

         I. Employees shall not have their seniority breached if they are absent due to any injury on the job and shall upon return be reinstated with full seniority rights provided they are physically capable of satisfactorily performing available work.

7.03 WORK SHARE HOURS. In the event of a one (1) day shortage of work, the available hours of work will be shared between the first and second shifts. This can occur no more than four (4) times within the contract year. After four (4) work shares, a senior employee may change shifts but must remain on that shift until their quarterly shift change (Article 4.08).

7.04 FURLOUGH. If a shortage of work extends beyond one (1) day employees are furloughed by classification, department, and shift for up to six
         (6) weeks. Senior employees are given the right of refusal for a furlough, however, if they change shifts they must remain on that shift until their quarterly shift change (Article 4.10).

7.05 RECALL FROM FURLOUGH. If recalled from a voluntary furlough an employee has five (5) days to return to work. If recalled from an involuntary furlough an employee has three (3) days to return to work.

7.06     LAYOFFS.

     A. When there is not sufficient work for all employees, probationary employees with less than sixty (60) days seniority shall first be laid off. If further reduction of the work force is necessary, employees will be laid off in accordance with Section 7.06.

     B. When decreases in the working force become necessary for a period of time longer than six (6) weeks, they should be made on the basis of seniority by classification within department. Material Handler decreases will be made on the basis of plant-wide seniority. All decreases to be effected by applying the following factors:

                  1.       Length of service
                  2.       Training, skill and physical ability

         Length of continuous service as pertaining to employees with more than six (6) months seniority shall govern where as between two (2) or more employees, the factors in item 2 above are relatively equal. Laid off employees who have seniority rights will be recalled in accordance with their job experience and seniority before new employees are hired. Preference shall be given to employees who are laid off because of a lack of work before hiring new employees, provided such laid off employees are capable of performing the available work, except as provided in Section 7.14.

         Before an employee with more than six (6) months seniority is laid off, the COMPANY will make every reasonable effort to transfer him/her to another job if there is such a job open and available and the employee is qualified to do the work.

7.07 JOB BIDDING. (Please see Pay Plus Bonus Addendum dated 10-14-98) The COMPANY will provide an opportunity for qualified employees seeking promotion to higher rated incentive classifications by posting open jobs for bid for a twenty-four (24) hour period. Posted jobs may be bid on only within the department in which the opening occurs. If there is no bid in the department, bidding will be open to qualified employees from any other departments of the plant. The job bidding procedure will be as follows:

         A. In order for an employee to be eligible to bid for a posted opening the employee must:

                  1.       Have been on the active payroll for a period of nine
                           (9) months preceding the date of bid,

                  2. Have not been awarded a job by means of successful bidding for a period of nine (9) months preceding date of bid,

                  3. Be actively working at the time the job bid is posted.

         B. Posted bid job will be awarded to the most qualified eligible bidder with the most seniority.

         C.       1.       Any employee who is a successful  bidder will be
                           reclassified in accordance with the job he/she bid for and will be paid the Labor Grade Rate for such classification.

                  2. The successful bidder will be allowed the established learner's time for that particular classification. If, at the completion of the established learner's time, the employee's earnings are not exceeding the Labor Grade Rate, he/she will be returned to his/her original job.

                  3. When openings occur in the following classifications, bidding will be open only to those employees of proven mechanical aptitude and excellent attendance records:

                           a.       Pocket Machine Operators

                           b.       Closers


                  4. The COMPANY reserves the right to hire at any time qualified candidates from outside sources for the closing and pocket machine operations

         D. Incentive employees with a combined age and years of service equal to or in excess of 75 will be considered for hourly non-incentive job openings. The incentive employee must have worked for at least 12 years in an incentive classification to be eligible for a job change. If the position were filled in this manner the incentive employee would transfer to the hourly job once a replacement is trained in the incentive position. If an eligible incentive employee does not fill the hourly job the COMPANY reserves the right to hire hourly employees in the manner they choose. The job change of a senior incentive employee would not result in the transfer of another senior employee within the same occurrence. The senior employee would be expected to work in the hourly position with equal or greater effort.

7.08 PROMOTIONS OUTSIDE BARGAINING UNIT. In the event that an employee covered by this Agreement is promoted to a position outside of the bargaining unit, and such employee is subsequently transferred back into his/her classification within the bargaining unit, he/she shall be credited with the amount of seniority that he/she had acquired before his/her transfer. He/she shall not be eligible to replace any employee other than the one with the least seniority in the department to which he/she returned.

         After an employee has been transferred out of the bargaining unit for a period in excess of six (6) months, he shall not have any seniority rights under Article VII, unless the COMPANY and the UNION in writing mutually agree to such.

7.09 SENIORITY ACCUMULATION DURING LEAVE OF ABSENCE. Leaves of absence granted in accordance with the terms of this Agreement, unless herein otherwise specifically provided, shall be considered as service for seniority purposes.

7.10 OVERTIME PREFERENCE. Senior employees will be given preference on available overtime in their particular job assignment. However, if only one shift is needed for production on Saturday then the first shift employees will work.

7.11 STEWARD SENIORITY. The Chief Shop Steward shall have top seniority during his term of office provided this employee has at least one (1) year of service with the COMPANY.

7.12 SURPLUS LABOR LIST. Any employee laid off for lack of work shall have his/her name placed on a surplus labor list. If an employee's seniority has been broken, his/her name shall be removed from such list.

7.13 RECALL. If an employee is laid off longer than twelve (12) months, he/she shall have recall rights for an additional six (6) months period without loss of seniority. This additional six

         (6) months grace period for recall purposes only may not be extended for any other purpose and shall not be credited toward accumulation of seniority.

7.14 NOTICE OF RECALL. An employee on layoff who is recalled for work will be notified by overnight mail. Failure to report to the Employment Office within forty-eight (48) hours after the receipt of notice to report will result in the termination of seniority. Overnight letters to employees being recalled will read: "Job available. UNION Contract requires you report within 48 hours." The burden of proving delivery of notice by overnight mail to the employee's last known address shall solely be that of the COMPANY.

7.15 CHANGE OF ADDRESS. It will be the duty of employees to keep the COMPANY advised of any change of residence. Any employee who fails to do so or who fails to respond to the notice in Section 7.05 shall have no recall rights to the then available job, but his seniority will not be forfeited until the UNION has been notified of his failure to respond in which event the UNION will have five (5) days in which to locate said employee. Failure on the part of the UNION to locate the employee within the above five (5) days will mean forfeiture of all seniority rights by the employee involved. Employees will provide the COMPANY with a current telephone number where they may be reached as well as any new telephone number should a change occur. Failure to provide a telephone number will not result in a loss of rights described in this
         Article 7.

7.16 PROBATIONARY PERIOD. New employees shall be considered probationary employees until they have completed the probationary period of sixty
         (60) days. During the probationary period an employee may be discharged at the discretion of the COMPANY with or without cause. Any employee who completes his/her probationary period shall commence his/her seniority as of the date of employment and his/her seniority shall remain in full force and effect and shall accumulate thereafter until terminated, all as herein provided. No employee shall be required to serve more than one (1) probationary period, provided such employee is rehired within one year. The COMPANY, however, retains the right to terminate such employee in the event he or she has not demonstrated the ability to successfully perform the job within 30 days of rehire.

7.17 WAR EMERGENCY. In the event of a war emergency, the parties agree to discuss revision of the seniority provisions of this Agreement for the purpose of providing for such revision as may be necessary because of the employment conditions then existing.

7.18 SENIORITY BONUS. All employees with eighteen (18) years or more of continuous seniority will be granted a seniority bonus of one (1) week's pay either at Christmas or at the time of their vacation, as the employee chooses.

7.19     SEVERANCE NOTICE. Employees who have been employed with the COMPANY one
         (1) year or longer and who are dismissed from employment as a result of discontinuance of business or as a result of permanent reduction in production, shall be entitled to one (1) week notice of discontinuance of employment or one (1) week severance pay lieu of notice, and prorated vacation pay. The foregoing provisions shall not apply to normal layoffs resulting from temporary or seasonal variations in production requirements.

7.20 INVENTORY. (Please see Pay Plus Bonus Addendum dated 10-14-98) Employees will be selected for inventory on the basis of qualifications with preference given to day workers over incentive workers. Day workers if selected will receive the rate of their classification. Incentive workers when selected will receive base rate of their classification.

ARTICLE VIII. - WAGES, SKILL GROUP CLASSIFICATIONS AND LABOR GRADE RATE.

8.01 WAGE AGREEMENT. (Please see Pay Plus Bonus Addendum dated 10-14-98) The COMPANY and the UNION have agreed to Labor Grade Rates and relative job values as described in this Agreement.

8.02 INCENTIVE COMPENSATION PLANS. (Please see Pay Plus Bonus Addendum dated 10-14-98) It is agreed that the COMPANY at any time may install an incentive compensation plan in any operation where in its judgment such a plan is practicable. Such incentive compensation plans, when established, may be made applicable to individuals or groups of individuals depending upon the nature of the work, and will provide an earnings opportunity to experienced average employees twenty-five percent (25%) higher than the labor grade rate. It is further agreed that the COMPANY may at any time revise all or part of any incentive compensation plan where in its judgment the incentives have proven unsound. The current Los Angeles Standard Allowed Hour System will be maintained. There is nothing in the contract to prohibit the COMPANY from paying incentives to day workers if the COMPANY finds it feasible.

8.03 WORK WAIT. (Please see Pay Plus Bonus Addendum dated 10-14-98) If due to lack of materials, components, supplies or other reasons controllable by the COMPANY, an incentive worker is required to wait for any continuous period of more than ten (10) minutes after he has notified his Supervisor, he shall be compensated at 75% of his average hourly earnings from the first minute.

         An incentive worker's work wait status shall commence only after he notifies his own Supervisor who shall forthwith record the time. If the employee's own Supervisor is not available he shall notify any other Supervisor.

         Other than paying for up to one (1) hour at base pay if employees are not sent home, the COMPANY shall have no liability regarding this paragraph in the event of a breakdown of power outside the plant, or if inside the plant and not maintained by the COMPANY, general plant fire, act of GOD, act of public enemy, or because of conditions beyond the control of the COMPANY.

8.04 INCENTIVE PAY COMPUTATION. (Please see Pay Plus Bonus Addendum dated 10-14-98) Individual average hourly earnings rate for employees working on inventive classifications will be computed quarterly by dividing the total number of hours that the incentive employee has worked into the total straight time earnings of that individual. The hours shall include the total hours of any incentive worker except those hours when he is in a holiday or vacation status, or time working on any classification other than his own.

         When an incentive employee is used on a classification other than the one to which he is normally assigned, his incentive earnings and hours on such classification will be marked "special" so as not to affect the computation of his individual average hourly rate.

8.05 HIRING RATE. The hiring rate for new employees is $9.00 per hour. Upon completion of their Probationary Period, they will receive an increase to the minimum of relevant Level 1 or 2 or the rate of the job for Level 3. Employees do not receive Pay Plus bonus during their Probationary Period.

8.06 INCENTIVE EMPLOYEE PROGRESSION AND TRAINING. (Please see Pay Plus Bonus Addendum dated 10-14-98) The COMPANY and the UNION agree that there shall be no ceiling on production or incentive earnings, and that the highest degree of efficiency and productivity will be encouraged at all times. It is understood that if an incentive employee acquires the skill needed to earn incentive pay while still in his sixty-day (60) probationary period, he or she will receive such incentive pay. In the event a probationary incentive employee has not acquired the necessary skills to earn incentive pay, upon the first sixty (60) days he or she may be terminated from the COMPANY.

         The UNION and the COMPANY agree that all incentive employees will be encouraged and expected to produce to the full extent of their capabilities and that this productivity must exceed the Labor Grade Rate. Based on progressive disciplinary action, those employees who are unable to exceed the Labor Grade Rate may be terminated at any time. Notice of such COMPANY action shall be given to the UNION with a copy to the shop steward five (5) working days prior to the employee's termination.

8.07 GENERAL WAGE INCREASE. Effective October 16, 2001, there will be a thirty-five (.35) cent per hour across the board general wage increase. The increase will be applied to the previous quarterly average and paid effective November 1, 2001. All basic rates, all hourly rates and all labor grades will be increased to reflect the increase.

8.08 GENERAL WAGE INCREASE. Effective October 16, 2002, there will be a thirty (.30) cent per hour across the board general wage increase. The increase will be applied to the previous quarterly average and paid effective November 1, 2002. All basic rates, all hourly rates and all labor grades will be increased to reflect the increase.

8.09 GENERAL WAGE INCREASE. Effective October 16, 2003, there will be a thirty (.30) cent per hour across the board general wage increase. The increase will be applied to the previous quarterly average and paid effective November 1, 2003. All basic rates, all hourly rates and all labor grades will be increased to reflect the increase.

8.10 GENERAL WAGE INCREASE. Effective October 16, 2004, there will be a thirty (.30) cent per hour across the board general wage increase. The increase will be applied to the previous quarterly average and paid effective November 1, 2004. All basic rates, all hourly rates and all labor grades will be increased to reflect the increase.

8.11 REACTIVATION OF OLD CLASSIFICATIONS. (Please see Pay Plus Bonus Addendum dated 10-14-98) Whenever an obsolete classification is reactivated, it is understood that all intervening wage adjustments shall automatically be added to the original rate thereof.

8.12 ESTABLISHMENT OF NEW CLASSIFICATIONS. (Please see Pay Plus Bonus Addendum dated 10-14-98) In the event it becomes necessary to establish a new classification, the COMPANY and the UNION shall meet for the purpose of reaching agreement as to the rate for such classification. The COMPANY and the UNION, in an attempt to reach an agreement, shall take into consideration similar classifications in the plant previously or presently in existence. If the parties fail to reach an agreement within three (3) working days, the resolution of the rate will be moved to expedited arbitration (in accordance with the procedure outlined in Article III). The COMPANY will assign a temporary employee at his average rate to the new classification who shall perform the operation until such time as an agreement is reached or is resolved by arbitration. When the rate of the disputed classification is agreed upon or resolved as provided above, the job will be filled in accordance with the terms of this Agreement set forth in Section 7.07.

8.13 RATE OF BORROWED MAN. (Please see Pay Plus Bonus Addendum dated 10-14-98) When an employee still has work on his normal assignment and is borrowed for the convenience of the COMPANY to another job and given a type of work to perform other than the type of work at which he is (normally) employed, then his rate shall be his average hourly earnings rate, provided such quarterly average hourly rate is greater than his earnings at incentive or the labor grade for the work being performed. It is understood that in consideration for this premium rate the borrowed employee is to apply himself with the same effort and skill he used in order to develop the quarterly average hourly rate. Borrowed man would carry seniority to borrowed classification for overtime purposes.

8.14 AVERAGE RATE COMPUTATION. (Please see Pay Plus Bonus Addendum dated 10-14-98) Individual average hourly earnings rates for employees working in incentive classifications will be computed quarterly by dividing the total number of hours that the incentive worker has worked, including average rate payment, if any, into the total straight time earnings of that individual. The hours shall include the total hours of any incentive worker except those hours when the worker is in a holiday or vacation status, or time working any classification other than the worker's own. A copy of such average hourly earnings shall be made available to the UNION. Each year the COMPANY will advise the UNION, in writing, the specific dates that determine the period of earnings on which averages are based.

         In the event an employee has not established an average hourly rate due to the fact that the employee has not worked during the immediately preceding calendar quarter, then the employee's average rate shall be equal to the employee's average rate for the last quarter the employee worked.

8.15     INJURED DURING WORK.

     A. (Please see Pay Plus Bonus Addendum dated 10-14-98) If an employee is injured in the plant while performing his work assignment and it is necessary for him to receive treatment by either the COMPANY nurse or COMPANY doctor during his regularly scheduled working hours, the COMPANY shall pay for the time spent in the treatment of such injury on the day the injury occurred at his average rate if an incentive worker or his hourly rate if an hourly worker. If either the nurse or doctor certifies that such injured employee is unable to continue work because of such injury, the COMPANY will pay for the balance of his scheduled shift at his average rate for incentive worker and hourly rate for hourly worker. If the doctor requests subsequent visit(s) during his regularly scheduled shift for the treatment of this injury, the COMPANY will pay for the time spent in this treatment at the employee's average rate for incentive worker and hourly rate for hourly worker. To minimize employee inconvenience, such subsequent visits will be scheduled, if possible, during the employee's regular shift. However, where a second or third shift employee is injured on the job and subsequently requires additional treatment for this injury, then such visits shall be scheduled by the COMPANY'S H.R. Department at a time consistent with the treating doctor's office hours.

     B. The employee will be clocked out in time to make the appointment as scheduled. When the employee leaves the doctor or nurse, he/she will receive a release form that will show the completion time of the appointment. Upon returning to his/her department, the employee will present this form to his/her supervisor and will be clocked back in for return to work.

     C. It is agreed that for all such visits off the COMPANY premises, upon request, the COMPANY will furnish transportation if the employee is unable to drive or has no means of transportation.

     D. None of the sections of this paragraph are to be so construed that benefits will incur in addition to or pyramiding on disability payments or workers' compensation payments.

ARTICLE IX. - STANDARD ALLOWED HOURS.

9.01 INCENTIVE COMPENSATION PLAN. (Please see Pay Plus Bonus Addendum dated 10-14-98) It is agreed that the COMPANY, at any time, may install an incentive compensation plan in any operation, job, or variation of any operation or job where, in its judgment, such a plan is practicable. When an incentive program is implemented the COMPANY will provide the incentive earnings opportunity for the Plant as a whole that will approximate the incentive earnings opportunity that existed prior to the implementation of the new incentive program. Such incentive compensation plans, when established, may be made applicable to individuals or groups of individuals and will provide for skilled employees an incentive earnings opportunity for increased productivity. Effective October 15, 1982, the standard allowed hour system will replace the price per piece (piecework) system. It is recognized by the parties, however, that certain bonus plans such as packing, pre-loading, off-bearing, and allocating (shipping), and ultrasonic, etc. may nevertheless continue, inasmuch as special circumstances make it difficult to effect a conversion to SAH at this time. The Standard Allowed Hour System of Payment will be in effect at the plant.

9.02 NEW OR VARIED JOBS AND OPERATIONS. (Please see Pay Plus Bonus Addendum dated 10-14-98) If a new job, new operation, or variation of an existing operation is set up, the supervisor shall notify the shop steward and the operator's experience time shall begin on the date of this notification. Whenever time studies are necessary, the floor observations of the COMPANY'S Time Study Engineer will be of at least thirty (30) minutes duration in order to assure a representative sample of the job. The operator who is to be time studied or analyzed will be paid his/her average hourly rate until a new standard is submitted.

          COMPANY shall select an average operator or as close to average as possible, for time and methods analysis. Average is defined as an operator working at a normal pace, under normal working conditions, with the skills required for the specific job. Until a new standard or incentive value is submitted, the employee who works on a unit for which there is no standard or standard allowed hour will be paid his/her average hourly rate for such unit.

9.03 STANDARD ALLOWED HOUR. (Please see Pay Plus Bonus Addendum dated 10-14-98) In all cases, the SAH will be determined by dividing the TOTAL STANDARD MINUTES by a SIXTY (60) MINUTE HOUR.

         SAH per piece     =        TSM
                                    ---
                                    60

         The Basic Rate of the Classification will be as stated herein.

         The BASIC PRODUCTION EXPECTANCY will be determined by dividing a SIXTY
         (60) MINUTE HOUR by the TIME PER PIECE at one hundred percent (100%) rating increased by a ten percent (10%) rest, fatigue, and delay allowance (effective 10/16/94, the RFD factor on new or revised standards shall be twelve and one-half percent (12.5%)).

                  Basic Production Expectance                 =        60 MINUTE HOUR
                                                                       --------------

                                                                        100% Time/Piece Allowance Plus 10% RFD
                                                                        Allowance (12.5% on new or revised standards
                                                                        after 10/16/94)

                  Basic Production Expectance x SAH = Hours Earned
                  Hours Earned x Base Rate = Rate per Hour

                          Example of Incentive Earnings
                      OPPORTUNITY OFFERED BY ABOVE FORMULA

                  1362 SAH =        TSM OF 8.1738
                                    -------------
                                    60-Minute Hour

                  7.3405 Pieces per hour

                  Basic Production Expectancy                 =        60 MINUTE HOUR
                                                                       --------------
                  (Cycle base minutes)                                 7.4307 (100% Time/Piece) plus
                                                                         .7431 (10% RFD Allowance)
                                                                       -------
                  TSM                                                  8.1731 (Total Standard Minutes)

                  A.       7.3405 pieces/hour 100% at 25% incentive pace equals 9.1756 pieces/hour
                  B.       9.1756 pieces @ SAH .1362 = 1.25 hours earned
                  C.       Base Rate - $6.18
                  D.       1.25 hours earned x Base Rate 6.18 = $7.72/hour
                  E.       Earnings/Hour    7.72
                                            ----
                           Base Rate                 6.18 = 125% incentive
                           Earnings opportunity at +25% incentive pace

9.04     WRITTEN CONFIRMATION AND EFFECTIVE DATE OF SAH.

     A. It is agreed that, whenever an SAH standard is computed, it shall be submitted in writing to the operator and become effective immediately. This computation may consist on an actual clocking of the work or an analysis of previous standards or records of comparable or similar work. The COMPANY will furnish a complete written prescribed job methods description to the UNION whenever new standards or revised standards are submitted. Once such job methods change is submitted in writing, the COMPANY has a ninety (90) day period in which to adjust the time in the event such adjustment is necessary. If such time value is neither adjusted by the COMPANY nor grieved by the UNION, neither party can expect revision of such change after the expiration of ninety (90) days. No standard changes can be effected without a written job methods change.

         The written confirmation referred to above will indicate whether the standards were developed from a clocking analysis, local plant standard data, or a combination of time study and data.

9.05 PROCEDURAL INTERPRETATION OF SECTION. (Please see Pay Plus Bonus Addendum dated 10-14-98) Current standards are guaranteed unless the COMPANY makes a change in method, means, process, equipment, production conditions, or product design. Where such change results in an addition to the standard task time, an adjustment will be made to proportionately reflect the change.

         In those instances where the change results in greater output, the time will be proportionately adjusted to reflect the diminution in task time. Thus, standards will be revised to reflect the changes of the job, operation, or variation of any operation in the degree the change in the task affects the standard upward or downward.

         Where the change represents less than five percent (5%) of the cycle base minutes, the COMPANY will use standard data from its bank of appropriate basic time study standards in determining the new task time reflecting the change. The COMPANY may restudy the operation in those instances where the elements of work affected by the revised method exceed five percent (5%) of the originally submitted cycle base minutes of the entire task. In those instances where there was no original time study taken, where standards were set by negotiations, or where element breakdown was not measured, or where the additions and deletions are not sufficiently distinct to permit addition or subtraction from work content, the COMPANY will develop time from a restudy of the entire operation. Every time a change of sufficient impact to justify a modification of standard is contemplated, all other changes from the time the standards were last established will, of course, be included in the new measurement of the task. It is contemplated that there will be occasions where preceding and succeeding elements will be affected by change. Similarly, it is contemplated that preceding and succeeding operations for classifications may be affected by a change. In those instances, it will be necessary to measure and modify the impact of such change. Once the appropriate addition or deletion is developed, such time will be translated into an SAH on the basis of current labor grades or basic rates.

         In order to preserve the integrity of earnings as well as integrity of job methods and product quality, it is agreed that neither the supervisor nor the employee can change the prescribed method of performing the incentive task. The Time Study Department must initiate all changes and resulting standards, in order to become effective and binding, in writing. For identification purposes, the COMPANY, on October 15, 1973, installed an administrative procedure on all new time studies that enables a departmental shop steward or other designated UNION official to sign a copy of such new standard data or chart issued as a consequence of such new time study.

9.06     GRIEVANCES REGARDING INCENTIVE STANDARDS.

     A. (Please see Pay Plus Bonus Addendum dated 10-14-98) Before submitting any grievance on an SAH standard, the operator will work at the submitted standard for a period of at least thirty (30) calendar days.

     B.   (Please see Pay Plus Bonus Addendum dated 10-14-98) If, after thirty
          (30) calendar days from the date on which the standard is submitted, the operator(s) is not satisfied with the standard, such operator(s) shall have the right of protesting said standard by submitting a written complaint in accordance with the grievance and arbitration procedure of this Agreement, provided this right is exercised within a period of ninety (90) calendar days from the date the standard was originally submitted. Failure to exercise this right of protest within the above-described ninety (90) calendar days shall constitute an automatic acceptance of the submitted standard. Whenever a standard has been automatically accepted by failure of the UNION to initiate action under the grievance and arbitration procedure within ninety
          (90) days, no new grievance can be submitted in connection with this particular standard. A resolution of grievances over incentive standards shall be retroactive to the date the protested standard was originally submitted.

     C. If the COMPANY Time Study Department finds no error in the submitted standard and the matter is still in dispute, then it may be processed in accordance with the grievance and arbitration procedure to determine whether or not the standard as established is contrary to the provisions of this Agreement.

     D. It is agreed by the parties hereto that in the case of disputes concerning the accuracy of the COMPANY'S clocking analysis the impartial chairman described in Section 3.07 must be a qualified time study engineer. The findings of the impartial chairman shall be final and binding on both parties and shall be retroactive to the date the SAH was originally submitted, not to exceed ninety (90) days of liability.

9.07 AVAILABILITY OF TIME STUDY DATA. The COMPANY agrees that it will conform to the law with respect to making available such time study data as may be needed by authorized UNION officials from time to time in the course of processing grievances under this Agreement with regard to incentive standards. It is agreed that such data will not be misused and that it will be kept strictly confidential so as to insure that COMPANY means, methods, and production processes will never be revealed to parties not bound by this Agreement. The UNION time study engineer and the COMPANY time study engineer will meet for the purpose of resolving the question of unsupported time study back-up data.

9.08 UNION TIME STUDY ENGINEER. Whenever a local UNION party to this Agreement desires to have the International UNION designated time study engineer visit the plant in order to verify COMPANY standards or job content as the consequence of a grievance by that local UNION, the procedures will be as follows:

     A. The UNION counsel shall write the COMPANY Senior Vice President - Human Resources suggesting a list of dates a minimum of two (2) weeks prior to the proposed visit.

     B. The COMPANY designee will respond by either selecting from the UNION list or by offering alternative dates.

     C. Once the above two (2) designees complete arrangements, they will notify their respective local COMPANY and UNION representatives the agreed upon dates for the visit.

9.09 STANDARD DATA. Consistent with the mutual desire of the parties to minimize or eliminate the grievances and problems now inherent in work measurement via stop watch and also the attendant difficulties occasioned by disagreement over pace determination, the COMPANY will, whenever feasible, set incentive job standards by use of pre-determined, pre-leveled time values, i.e., use of a data bank. To ensure greater objectivity, the COMPANY will detail and define more completely the methods involved in each operation.

ARTICLE X. - PAID HOLIDAYS.

10.01    HOLIDAYS OBSERVED. The following paid holidays shall be celebrated:

                                    New Years Day
                                    Martin Luther King's Birthday
                                    Washington's Birthday
                                    Good Friday
                                    Memorial Day
                                    Independence Day
                                    Labor Day
                                    Thanksgiving Day
                                    Friday after Thanksgiving Day
                                    Day before Christmas
                                    Christmas Day

10.02 ELIGIBILITY. In order to be eligible for the holiday payment, an employee must have completed thirty (30) days or more of service on the day of the holiday and have worked the last scheduled work day before and the first scheduled work day after the holiday. If the COMPANY excuses the employee from such work, or if it is proved that his absence was due to illness he will be paid for such holiday.

10.03 HOLIDAY PAY ON SICK LEAVE. When an eligible employee goes on sick leave within thirty (30) days prior to or the day following a holiday he shall receive pay for one such holiday.

10.04 PAY FOR HOLIDAY WORKED. In the event work is performed on any of the Agreement holidays, double time the rate of pay shall be paid in addition to the holiday pay. This will not apply to Article XXI Birthday Pay.

10.05 HOLIDAYS ON SATURDAY. The COMPANY agrees that whenever a holiday falls on Saturday it shall, at the discretion of the Plant Manager, be celebrated on either the preceding Friday or the following Monday. Notice of the date selected will be posted two

         (2) weeks in advance. In the above situation, no work will be scheduled on such Saturday to avoid holiday premium pay.

10.06 HOLIDAY PAY. Holiday pay shall be included in the paycheck for the pay period in which the holiday falls.

10.07 HOLIDAYS DURING APPROVED VACATION. When any of the above holidays falls within an eligible employee's approved vacation period and the employee is absent from work during his regularly scheduled workweek because of such vacation, the employee shall be paid for such holiday in addition to vacation pay and shall have such day off.

10.08 MULTIPLE HOLIDAYS ON SAME DAY. If any two (2) or more of the paid holidays shall occur on the same day, the employee will be paid for each of said holidays but shall have only one (1) day off.

10.09 PAY RATE. (Please see Pay Plus Bonus Addendum dated 10-14-98) Holiday pay will be at eight (8) times the employee's average hourly earnings rate as computed in Section 8.14 for incentive workers; day workers will be paid at eight (8) times the employees regular day work hourly rate. Shift premium shall be included in holiday pay computation for eligible employees.

10.10 OVERTIME AND PREMIUM PAY. For purposes of computing overtime and premium pay, holidays herein designated shall be regarded as days worked in the week in which they occur whether or not work was actually performed during such hours.

ARTICLE XI. - PAID VACATIONS.

11.01    VACATION. The COMPANY will grant paid vacation to employees as follows:

     A. Employees with from one (1) to three (3) years of continuous service shall receive an annual week of vacation with pay for forty (40) hours if otherwise eligible;

     B. Employees with three (3) to twelve (12) years of continuous service shall receive two (2) weeks of vacation with pay for eighty (80) hours if otherwise eligible;

     C. Employees with twelve (12) to eighteen (18) years of continuous service shall receive three (3) weeks of vacation with pay for one-hundred twenty (120) hours if otherwise eligible;

     D. Employees with eighteen (18) or more years of continuous service shall have the option of taking a fourth week of vacation in lieu of the seniority bonus (Section 7.18) if otherwise eligible. Selection of the fourth week will be at a time convenient to the COMPANY.

     E. Full vacation benefits will be paid to those who are otherwise eligible in the following circumstances:

         1. To the employee's estate in the event of the death of the employee;

         2.   To the employee in the year of his or her retirement.

     F. The COMPANY will pay one additional week vacation pay at vacation rate for employees with twenty five (25) or more years of seniority with no additional time off.

     G. Commencing in 1998, employees with eighty (80) hours or more vacation, may take one week (forty (40) hours) of vacation at eight (8) hour intervals (by days) with notice and seniority permitting.

11.02 PAY RATE. (Please see Pay Plus Bonus Addendum dated 10-14-98) Pay for each week of vacation will be figured at forty (40) times an employee's average hourly earning rate of the previous quarter if an incentive worker and the employee's regular Labor Grade Rate if paid on an hourly rate, including shift differential but excluding overtime premiums.

11.03 SCHEDULING. Vacation time will be scheduled at the first of the year and consideration will be given to allow employee preference as often as possible. In conflicts arise between two employees scheduling a vacation at the same time; the employee with the most seniority will be given preference.

11.04 PLANT SHUTDOWN AND STAGGERED VACATION. The COMPANY shall notify the UNION, no later than January 1 of each vacation year, whether the plant will shut down or whether there shall be staggered vacation on an individual employee basis. Prior to January 1 of each year, vacations for eligible employees will be scheduled by classification and seniority in accordance with period January 1 to December 31. If the COMPANY decides on plant shutdown, those employees who had their vacation time earlier and are not eligible for any more vacation time during the year, and not required to work during the shutdown, will be furloughed during the plant shutdown.

         The COMPANY may elect to ship finished products, modify, maintain, or install equipment and manufacture process or finished product in order to balance work flow, satisfy customer needs, or balance production schedules and stock during a shutdown for vacation purposes.

11.05 ELIGIBILITY. Eligibility for vacation will be determined by measuring the year of earned vacation benefit pay from the anniversary date of hire, rather than by calendar or fiscal year. Full vacation benefits will be paid to all employees who work at sometime during the calendar year, with the exception of employees who are on a layoff status, or who are discharged, or quit. Those employees will be paid on a pro-rata basis of 1/12 for each month worked five (5) working days will be considered a month worked (1/12 credit).

11.06 SCHEDULING OF STAGGERED VACATIONS. If vacations are staggered, then vacations for eligible employees will be scheduled by classification and seniority in accordance with anticipated production requirements during the period from January 1 to December 31, except that third and fourth weeks of vacation for eligible employees may not normally be scheduled during the months of May, June, July, August and September. Employees shall indicate in writing on a form furnished by the COMPANY their preferences for vacation dates during the month of December of each year. At that time also, employees eligible for a 3rd week's vacation who wish to receive money in lieu of vacation and employees eligible for the seniority bonus who wish to take vacation time off in lieu of the bonus shall so indicate on the form. Vacation time will not be altered except when operational needs are affected by illness. Exceptional cases of third or fourth week vacations during the period of May, June, July, August and September may occasionally be arranged when the Staff Representative or Shop Steward can mutually agree to such with the Operations Manager or the Human Resources Manager.

11.07 NO ACCUMULATION. Employees may not accumulate vacation benefits but must take them when eligible. Hardship cases may be considered and money may be taken in lieu of vacation provided the COMPANY will advise the UNION of the reason for such prior to payment of the vacation money to the employees involved.

11.08 SHIFT PREMIUM. Shift premium will be included in vacation pay computation for employees otherwise eligible.

ARTICLE XII. - LEAVE OF ABSENCE.

12.01 PURPOSE. The COMPANY may grant to any employee who has been in continuous service with the COMPANY for one (1) year or more, a leave of absence not to exceed sixty (60) days. In the case of illness a leave of absence shall be granted extending through a reasonable period of convalescence, but not to exceed one (1) year. Proof of illness shall be submitted to the COMPANY upon request.

         In order to determine whether an employee returning from a sick leave, job connected or not, is physically able to satisfactorily perform the work without risking further injury to himself or others, the COMPANY may require such returning employee to submit medical proof of his/her recovery, including a physical examination and drug screen by a COMPANY doctor if desired by the COMPANY.

12.02 LEAVE FOR UNION BUSINESS. The job of no employee shall be jeopardized should he/she be called from work on authorized UNION business, providing such absence does not exceed thirty (30) days. In all cases, the UNION shall give the COMPANY at least one (1) day notice of such authorized UNION business.

ARTICLE XIII. - REST PERIODS.

Every employee shall be allowed two (2) ten (10) minute rest periods each day worked without deduction in pay; one (1) of said rest periods shall be in the morning and the other in mid-afternoon. At least thirty (30) minutes (unpaid) shall be allowed for the lunch period.

ARTICLE XIV. - STEELWORKERS PENSION TRUST.

Steelworkers Pension Trust provides employees represented by the UNION with certain pension benefits as are from time to time determined by the Trustees. The parties to this Agreement desire that the pension benefits now granted and which may hereafter be granted by the Trustees be provided to the employees covered by this Agreement.

The COMPANY agrees, therefore, beginning with the month of November 1988, and for each month thereafter for the duration of this Agreement, to contribute, by no later than the tenth (10th) day of each month, to the Steelworkers Pension Trust a sum a money in an amount equal to six percent (6%) of the total gross earnings accrued during the immediately preceding calendar month by all the employees who were covered by this Agreement during the said immediately preceding calendar month, including the total gross earnings of any such employee whose employment was terminated during the said immediately preceding month. The COMPANY shall transmit to said Trust, with each contribution, a "Contribution Report," on the form furnished by the Trust which the COMPANY shall report the names, hire and termination dates as applicable, and total gross earnings of all such employees during such calendar month. The COMPANY further agrees to supply to the Trust such information as may from time to time be requested by it in connection with the benefits provided by said Trust to said employees. The parties agree, however, that the coverage of a newly employed employee shall not begin until the first day of the first calendar month following the expiration of twelve (12) months from the commencement of this employment, meaning that in calculating the contribution due hereunder for the first twelve (12) months of coverage for the said newly hired employee, his/her total gross earnings for the entire preceding twelve (12) months shall be considered. Thereafter, the COMPANY will make contributions each calendar month. This exception for newly employed employees shall not apply in the case of employees how have been previously covered under the Steelworkers Pension Trust in which event the COMPANY shall report such employees and make contributions as required herein beginning with the first calendar month following the date of the commencement of such employment.

For the purposes of this clause only, a part time employee is defined as one who is employed to regularly work less than the number of hours established as the regular work week, which definition does not include regular full time employees who are employed to work a full work week but who might be working shorter hours due to lack of work, sickness, etc. Part time employees shall not receive coverage hereunder nor shall their earnings be considered in calculating the contributions due hereunder. For the purposes of accurate record keeping, however, part time employees shall be listed on the contribution report and their total gross earnings shown. Nothing in this clause shall be construed as an affirmation or negation of the COMPANY'S right to employ part time employees or as an indication of what other clauses of this Agreement might or might not apply to certain employees.

In the event there is a default in the payment of contributions as required herein, the payment thereof may be enforced by either process of law or arbitration and if either suit or arbitration is initiated, the debt owing to the Fund shall be increased to include the cost of suit and/or arbitration and an attorney's commission of ten percent (10%) of the payments then in default.

In consideration of the COMPANY'S aforesaid contributions to the Trust as herein above provided and for so long as the COMPANY'S participation in the Trust is accepted by the Trustees, the Trustees will, beginning with the date of receipt by the Trust of the COMPANY'S first said contribution and continuing for such part of the duration of this Agreement as the COMPANY fully complies with the terms of this clause in all respects, extend and make available to employees covered by this Agreement the pension benefits for which such employees are eligible under the Declaration of Trust, as amended from time to time, which is by this reference incorporated herein and made a part hereof. If, during the life of this Agreement, the COMPANY'S participation in the Trust is rejected or terminated by the Trustees, this clause shall be null and void and this Agreement shall be reopened and negotiations between the parties entered into, but only as to the subject of the establishment of other benefits in place of the UIU Pension Trust, but at a cost of the COMPANY not to exceed to the cost of the contribution hereunder.

ARTICLE XV. - HEALTH AND WELFARE FUND.

15.01 BENEFIT PLAN(S). The parties to this Agreement desire that certain HMO Health, Dental, Vision and Prescription Benefits, as well as life insurance coverage as designated by Maxicare, be provided to the employees employed in the UNION'S Bargaining Unit with contributions being made to Pacific Federal Benefit Administrators.

15.02 CONTRIBUTION RATES. The month for which the contribution is due is referred to as the "benefit month" and the month immediately preceding the benefit month is referred to as the "wage month." The COMPANY shall each and every benefit month make the following monthly contribution to the Fund on each and every eligible employee who elects benefit coverage. Effective October 16, 2001 the monthly contribution rates for employees will be as follows:

                  Single                                          $30.00
                  Single Plus One                                 $60.00
                  Family                                          $90.00

         The COMPANY and the UNION shall have the right to confirm any increase or decrease in contribution rates occurring during the term of this Agreement. The Fund shall provide the COMPANY and the UNION with information, including carrier reports and other source documentation, reasonably necessary to confirm such rate changes. Moreover, if requested the Fund will make a personal presentation on an annual basis of any increases or decreases in contribution rates. The cost sharing ratios for any increase in premiums up to twelve percent (12%) the first three (3) years and up to five percent (5%) the fourth year will be determined by the contributions listed above. Any increase in total insurance premium costs in the first three years which exceeds twelve percent (12%) or five percent (5%) in the fourth year will give the COMPANY the option to cease participation in the

         Fund. If the COMPANY opts out, the COMPANY and the UNION reserve the right to review the plan and mutually determine continuation of coverage through a plan offering comparable coverage.

15.03 ELIGIBILITY. Eligible employees are all full time employees employed within the UNION'S bargaining unit who have completed thirty (30) days employment prior to the first calendar day of the benefit month. The term also includes eligible employees who did not work at all during the wage month for any of the following reasons:

         A.       Disability due to sickness or accident, up to a maximum of six
                  (6) months,

         B.       Vacation, or

         C. Attendance at UNION or fund Convention, seminar or grievance hearing.

         The COMPANY is not required to make a contribution on an employee whose employment is terminated during the wage month.

15.04 EMPLOYEE CONTRIBUTIONS. Each such employee must, in writing, authorize the COMPANY to deduct the employee's contributions from the employee's wages and to transmit it to the Fund. When supplied with such a written authorization, the COMPANY agrees to make the required deductions and to promptly transmit it to the Fund. Employee contributions are due at the same time as the COMPANY contributions.

         Employees who refuse or neglect to provide the COMPANY with the necessary written authorization to deduct the required employee contributions will receive no Fund coverage. In those cases in which an employee has supplied the COMPANY with the required written authorization but because of lack of wages the COMPANY is unable to deduct the employee contribution for a particular benefit month, it is the obligation of the employee to pay, in a timely fashion, to the COMPANY for transmittal to the Fund the required employee contribution. The coverage of such an employee failing to make the required payment on time is automatically terminated. Employee pre-tax co-pay will be deducted on a weekly basis.

15.05 LIFE INSURANCE. For those eligible employees who do not elect medical and dental coverage during the defined time period, the COMPANY will make a monthly contribution to the Fund of $5.00 for life insurance coverage as provided by Pacific Federal Benefit Administrators.

15.06 PAYMENT OF CONTRIBUTIONS. The COMPANY will send contributions on the first (1st) Thursday of each benefit month, commencing with the month of November 1997, and each and every month thereafter so long as this agreement is in force.

15.07    COVERAGE.

      A. Coverage for newly hired employees and any named dependents will begin on the first day of the month following completion of thirty
            (30) days of employment. Previously
         covered employees shall be covered the first day of the calendar month following their return to work.

      B. These provisions for newly hired employees shall not apply in the case of those employees who have been "Previously Covered" under the Fund. Such employees and their dependents shall be eligible for all benefits from the date of hire.

15.08 ELECTION OF CATEGORY OF COVERAGE AND RIGHT TO CHANGE. Employees shall elect a category of coverage no later than the first day of the calendar month following the completion of thirty (30) days employment. This election may be changed only as provided for in the Plan. Newly born children must be enrolled within thirty-one (31) days of birth.

15.09 REQUIREMENTS. The COMPANY shall transmit to the Fund with each contribution a contribution report on the form furnished by the Fund on which the COMPANY shall report the names, status, hire and termination dates as applicable, as well as the total gross earnings of each eligible employee during the wage month. The COMPANY further agrees to supply to the Fund such further information as may from time to time be requested by it in connection with the benefits provided by said Fund to said employees and to permit audits of its books and records by the Fund for the sole purpose of determining compliance with the terms and conditions of this Agreement.

15.10 HOLD HARMLESS. The COMPANY agrees solely to make the contributions required by the terms of this Agreement. The UNION agrees to hold harmless and indemnify the COMPANY from any and all claims, grievances, lawsuits, and actions at law or inequity relating to the Plan except a claim that the COMPANY has not paid the contribution required by this Agreement. The COMPANY does not agree to be bound by, and expressly disavows any obligations imposed upon the COMPANY by, the provisions of any Trust Agreement or other document pertaining to the Fund to which the COMPANY is not a signatory party.

15.11 REINSTATEMENT OF COVERAGE. The Fund may, in its sole discretion, elect to reinstate coverage either retroactively or prospectively or both once the amounts owed to the Fund by the COMPANY are paid in full. If coverage is reinstated prospectively, there shall, nevertheless, be no coverage for illnesses first manifested during the ten (10) day period following the date of reinstatement.

15.12 PART TIME EMPLOYEES. For the purpose of Fund coverage, a part time employee is one who is hired to regularly work less than the number of hours established as the regular work week in this Agreement, which definition does not include regular full time employees who are hired to work a full work week but who might be working short hours because of lack of work, sickness, etc. Part time employees shall not receive Fund coverage nor shall the COMPANY pay a contribution for such employees. Nothing in this clause shall be construed as an affirmation or negation of the COMPANY'S right to hire part time employees.

15.13 AVAILABILITY OF BENEFITS. In consideration of the COMPANY'S aforesaid payment to said Fund as herein above provided, the UNION warrants the Board of Trustees of The Fund will, beginning on the date of receipt by the Fund of the COMPANY'S first said payment, and during such part of the life of this Agreement as the COMPANY fully complies with the terms of such Agreement in all respects, extend and make available to COMPANY'S said employee the benefits for which employees are eligible under the above-designated benefit plan. No benefits will be paid or services furnished to any employee or employees for whom the COMPANY has not paid the required contribution to the Fund except as, and only to the extent otherwise required by an applicable state disability benefit insurance law.

ARTICLE XVI. - JURY SERVICE.

(Please see Pay Plus Bonus Addendum dated 10-14-98) Any employee duly called to perform his civic duty to serve on a jury panel shall be compensated by the COMPANY for the difference between the daily jury pay and average hourly earnings as computed in Section 8.14 if an incentive worker or the hourly day work rate for the classification if a day worker of the employee based on an eight (8) hour work day. Any employee who is excused from serving shall not be required to report to his job to complete a partial shift. In the event the employee has been excused for a full day, he shall report to his job and continue working until told to report again for jury duty.

ARTICLE XVII. - BEREAVEMENT PAY.

17.01    DEFINITION. Bereavement pay will be granted up to a maximum of three
         (3) days for time lost due to death in the immediate family. Immediate family is defined as mother, mother-in-law, father, father-in-law, grandparents, brother, half brother, sister, half sister, grandchildren, spouse, or child. No pay shall be granted if an employee fails upon request to furnish the COMPANY with reasonable proof of death and relationship.

17.02 PAYMENT. (Please see Pay Plus Bonus Addendum dated 10-14-98) The pay for such loss of time from work will be for eight (8) hours, straight time at the employee's previous quarter average hourly rate if an incentive employee and at the classification rate of pay if a day worker.

ARTICLE XVIII. - BULLETIN BOARDS.

18.01 BULLETIN BOARDS. The UNION may put up bulletin boards at locations specified by the COMPANY for the following non-controversial UNION announcements:

         A.       Notice of UNION recreational or social affairs,
         B.       Notice of UNION nominations or elections and results of such,
         C.       Notice of UNION appointment,
         D.       Notice of UNION meetings,

         E. Notices pertaining to The USWA Health & Welfare and UIU Pension Programs.

18.02 POSTING OF NOTICES. The UNION agrees that all notices so posted as above stated shall be signed by the Secretary or other authorized officer of the UNION and he alone shall have the power to post such notices on behalf of the UNION and further agrees that notices are to remain on the bulletin board for a period of not more than two (2) weeks. Before any notices are posted in accordance with the foregoing, a copy of such notice shall be delivered to the COMPANY Operations Manager, or to the Human Resources Manager where there are such officials. Any of the aforementioned representatives of the COMPANY may remove from the bulletin board any notice that does not conform to the requirements of this article.

ARTICLE XIX. - MILITARY CLAUSE.

The COMPANY agrees to comply with all applicable laws relating to re-employment rights of employees called for or who volunteered for military duty.

ARTICLE XX. - PICKET LINE CLAUSE.

It shall not be considered a violation of this Agreement if USWA employee members fail to report to work because of refusal to cross a legitimate authorized picket line established by the TEAMSTERS UNION representing the truck drivers or warehouse employees of the Los Angeles plant provided such UNION is the recognized bargaining agent for said employees and provided such authorized picket line is at the plant location where the USWA employees work only when such picket line is in connection with a strike over contract negotiations and provided said picket line has been recognized by the USWA and such picket line has been sanctioned by the Joint Council of Teamsters Local #42.

ARTICLE XXI.- EMPLOYEE BIRTHDAY PAY.

Each employee who meets the requirements for holiday eligibility will receive an additional eight (8) hours pay (computed as per Section 10.09) during the week in which his birthday occurs, even though he may be on vacation or absent due to illness or accident. Should the birthday fall on a Saturday, Sunday, or holiday, the employee will nevertheless receive the abovementioned eight (8) hours pay. In the event an employee desires to take a day off from work on his birthday in lieu of eight (8) hours pay, he may do so only if he gives five (5) working days prior notice to his supervisor. The above will be administered so as to permit an employee to select a day off in the event his birthday falls on a Saturday, Sunday, or holiday. Employees on layoff status will not be eligible for birthday pay if such birthday falls later than fifteen (15) calendar days following the layoff.

Employees who are eligible for birthday pay and elect to receive pay in lieu of a day off by January 1 will receive a $100 birthday check, exclusive of payroll deductions. If not elected by January 15, the appropriate clauses of the contract will apply.

ARTICLE XXII. - GENERAL CONDITIONS.

22.01 BUSINESS REPRESENTATIVE. It is agreed that the Business Representative of the UNION is permitted on the premises for the purpose of discussing with the employees at any time any business pertaining to the functions of the UNION after making his presence known to the COMPANY.

22.02 STEWARDS. A shop steward, shop committee or department steward may be established in the plant. The shop steward, department steward and shop committee shall be selected by the UNION members in said plant in accordance with the rules of the UNION. It shall be the duty and function of the shop steward, department steward, and shop committee to assist in carrying out the terms and provisions of the Agreement, including the right to adjust grievances and complaints as herein designated for that purpose. When a new employee is hired, his/her supervisor to the department steward shall introduce him.

ARTICLE XXIII. - EQUAL EMPLOYMENT OPPORTUNITY.

The COMPANY provides equal employment opportunity to qualified persons without regard to race, color, religion, national origin or ancestry, age, sex (including pregnancy and any illness arising out of and occurring during the course of pregnancy, childbirth, or related to medical condition), disability, or veteran status except where religion, sex, national origin, or age is a bona fide occupational qualification or where a bona fide seniority or merit system affects compensation, terms, conditions or privileges of employment. Our policy relates to all phases of employment, including recruitment, placement, promotion, training, demotion, transfer, layoff, recall and termination, rates of pay, employee benefits, and participation in all COMPANY sponsored employee activities.

We are opposed to all forms of harassment including sexual, racial, ethnic, or religious harassment. Unwelcome sexual advances, requests for sexual favors, and other verbal or physical conduct of a sexual nature or verbal or physical conduct directed at a person's race, color, religion, sex, national origin, age, handicap, or veteran's status may constitute harassment. Claims of harassment that come to our attention may result in discipline up to and including discharge. At any time, if you believe that you have been harassed, you must report the harassment to your immediate Supervisor or your Human Resources Manager or your Operations Manager. A confidential investigation will be conducted.

ARTICLE XXIV. - SAVING CLAUSE.

24.01 SEPARABILITY. If any provision of this Agreement is invalid or illegal in any state, then such provision will be considered to be deleted in its entirety or to be inoperative in said state in which it is illegal or invalid and the remaining provisions of this Agreement will continue in full force and effect.

24.02 FEDERAL AND STATE LAWS. The parties recognize the need to maintain compliance with all federal statutes and regulations and nothing in this Agreement shall be construed to prevent the COMPANY from taking actions necessary to comply with federal law. Further, to the extent any provision of this Agreement conflicts with a federal statute or regulation, the federal law shall govern.

ARTICLE XXV. - SEVERANCE AND PLANT CLOSINGS.

In the event the COMPANY decides to close this facility presently organized by the United Steelworkers, sixty (60) day notice of such event will be given to the District Director of the United Steelworkers of America. Those employees affected by the plant closing shall continue to be covered under their existing Fund benefits as outlined in Article XV of the Collective Bargaining Agreement for an additional four (4) months, and the COMPANY shall be responsible for the payment of the contributions for the four (4) month period of coverage.

ARTICLE  XXVI. - CONTRACT RE-OPENER.

The COMPANY will introduce a new incentive pay plan during the term of this agreement. The Plan is called "Pay Plus." Certain features of the Plan remain undetermined as of October 15, 1997. Therefore, the parties agree that during the term of this agreement there will be a limited re-opener regarding aspects of the Plan. The COMPANY will notify the UNION not less than forty-five (45) days prior to the implementation date of Pay Plus at the Los Angeles facility. During this forty-five (45) days period, the COMPANY and UNION will meet to discuss such Pay Plus matters as (but not limited to) base rates, rates paid to successful bidders and employees affected by layoffs, average rate computations, borrowed man rates, movement within pay ranges, starting rates, wage ranges, pay rates for non work time such as vacations, holidays, jury duty and bereavement, grieving new standards and revisions to Article IX Standard Allowed Hour. The forty-five (45) day period may be extended by mutual agreement.

Notwithstanding Article V, if agreement is not reached regarding the matters to be discussed during the forty-five (45) days or extension thereof, the parties are free to exercise their rights to engage in activity in support of their respective positions. In the case of the UNION this shall include, but not be limited to, a strike or other legal means in support of its position. In the case of the COMPANY this shall include, but not be limited to, implementation of the Plan, a lockout, and/or in the case of a strike, the hiring of replacements. The right to strike shall not give rise to a sympathy strike in support of employees at other COMPANY plants where Pay Plus is implemented or in the process of being implemented. Further, the UNION agrees to provide a ten (10) day written notice prior to the commencement of a strike; and the COMPANY agrees to provide a ten (10) day written notice prior to the commencement of a lockout.

The parties agree that a Pay Plus plan was implemented under Article XXVI of the Labor Agreement with a term of October 16, 1997 until October 15, 2001. The parties further recognize that a new but yet unnamed Pay Plan is being designed and will not be completed prior to conclusion of negotiations or the expiration of the prior. Therefore, the parties will continue to abide by the provisions of
Article XXVI Contract Re-Opener and the "October 14, 1998 Los Angeles Plant Pay Bonus Addendum" language during the term of the new successor agreement and when a new Pay Plan is introduced the parties will abide by the terms and conditions of Article XXVI in the same manner as they did when the Pay Plus Plan was introduced.

Finally, nothing in this re-opener provision should be construed as limiting the COMPANY'S rights under Article IX.

ARTICLE XXVII. - DURATION AND TERMINATION OF AGREEMENT.

27.01 EFFECTIVE DATES. This agreement shall be in full force and effect from October 16, 2001 until October 15, 2005.

27.02 ENTIRE AGREEMENT. The parties agree that there shall be no reopening of this agreement unless expressly provided in this agreement and that this agreement constitutes the entire between the parties on the subjects of bargaining and at no time during the life of this agreement shall either party have any obligation to negotiate or bargain with the other party with respect to any points not covered by this agreement and as to matters covered by this agreement only in the manner and to the extent herein provided.

27.03 MODIFICATION OR TERMINATION. This agreement, when signed by the officers of the COMPANY and the UNION, shall become effective as described above for a period of four (4) years and shall continue to remain in full force and effect from year to year thereafter, unless written notices is given by either party hereto to the other on or before sixty (60) days prior to the annual expiration date, requesting that the agreement be modified or terminated. In the event of such notification, the parties hereto shall immediately confer and negotiate with reference to a new or modified agreement. Negotiations for a new contract shall commence not later than thirty (30) days from the date of the written notice herein mentioned.

IN WITNESS WHEREOF, the parties hereunto set their hands and seals as hereinbefore stated.

UNITED STEELWORKERS OF AMERICA          SIMMONS COMPANY

-----------------------------           ------------------------------
Leo W. Gerard                           Rhonda Rousch
International President                 Senior Vice President, Human Resources


-----------------------------           ------------------------------
James English                           Robert Carstens
International Secretary/Treasurer       V.P. Operations Western Region


-----------------------------           ------------------------------
Richard H. Davis                        Marjanna Garvin
International V.P. Administration       Director HR, Western Region


-----------------------------
Leon Lynch
International V.P. Human Affairs


-----------------------------
David Caldwell
Chairman of USWA Negotiating Committee


-----------------------------
Terry L. Bonds, Director District 12


-----------------------------
Wayne A. Clary, Sub-District Director


-----------------------------
Raymond E. Valdez, Staff Rep.


-----------------------------
Robert L. Cox, Business Rep.


-----------------------------
Jose Ruiz, Local 515-U Committee


-----------------------------
Otis Strong, Local 515-U Committee


-----------------------------
F. Ledesma,. Local 515-U Committee


-----------------------------
Juan Ibarra, Local 515-U Committee


-----------------------------
Angel Villa, Local 515-U Committee


-----------------------------
Jose Ruano, Local 515-U Committee

APPENDIX "A" - ARBITRATORS FOR EXPEDITED ARBITRATION

                               GENERAL ARBITRATORS

                                 Richard Adelman
                                   Jack Clarke
                                  Donald Crane
                                 William Heekin
                                  I. B. Helburn
                               Diane Dunham Massey
                                 Elvis Stephens
                                Michael Rappaport
                                  David Vaughn

                             TIME STUDY ARBITRATORS

                                Herman Birnbrauer
                                  John Lillich
                                Louis Imundo, Jr.
                               Lawrence Mann, Jr.
                                 James Reynolds

APPENDIX B. - SPECIALIZED MAINTENANCE MECHANIC.

QUALIFICATIONS. The expectation is that mechanics will be qualified in four skill areas: Sewing Machine, HMB/Coil Machine, Packing Machine, and Quilt Machine. For the first skill the mechanic would receive no additional pay. The COMPANY will pay an additional fifty (.50) cents per hour for each of the three additional skills. The COMPANY and the Union will develop the certification for the above skills within 60 days based on the seven items listed in Appendix B - Specialized Maintenance Mechanic.

JOB DESCRIPTION.

         1) Plan and maintain in a state of good repair and efficient running order of complicated and expensive plant machinery (machines valued up to $50,000).

         2) Make parts involving intricate setups and rigid tolerances and finish requirements extremely difficult to meet.

         3) Diagnose and correct complex machine trouble involving dismantling and reassembly operations requiring a high degree of mechanical skill, fitting and aligning.

         4) Also affixes special attachments, sets dies, oils and greases machinery, repairs belts, and performs other similar duties as necessary.

         5) Is required to have knowledge of the operation of the machines he/she repairs.

         6)       Must be able, when required, to train machine operators.

         7)       Work from machine drawings, sketches, and samples.

The above job outline includes only the main functions of the job and shall not be considered a detailed description of all work requirements of the job pertaining to specialized maintenance mechanics.

QUALIFICATIONS FOR MAINTENANCE APPRENTICE.
------------------------------------------
         I.     Must have good mechanical aptitude.
         II.    Must be good in mathematics (especially decimals and fractions).
         III.   Must be able to read operating and/or maintenance manuals.
         IV.    Apprenticeship thirty (30) months minimum duration

APPRENTICESHIP TRAINING SCHEDULE AND PAY PROGRESSION SCALE.

                  EFFECTIVE                          RATE
                  ---------                          ----
                  Hiring Rate                        10.05
                  After 30 Days                      10.30
                  After 90 Days                      10.45
                  After 6 months                     10.60
                  After 9 months                     10.75
                  After 12 months                    10.90
                  After 24 months                    11.15
                  After 30 months                    Base rate of the job

The COMPANY reserves the right to disqualify any apprentice at any point in the training schedule, should that apprentice fail to satisfactorily progress in learning the skills of the Specialized Maintenance Mechanic.

APPENDIX B. - IMPLEMENTING UTILITY CLASSIFICATION FLEXIBILITY IN OPERATIONS.

A. In order to ensure flexibility in operations including balancing of work flow, the COMPANY has the right to install Utility classifications which are designed to blend a variety of jobs into a single grouping so that specific individuals will be required to perform a multiplicity of job functions as described in the attached appendix on a piecework basis.

B. The Utility classification will be exempt from any and all bumping with the exception of senior employees who have previously successfully performed on one or more of the job functions now embraced by the utility designation and who can satisfactorily perform the range of work contained in any particular utility grouping. Such senior employees will be granted an opportunity to perform in the utility classification, and should they prove to be unsuccessful, will be given the opportunity of bumping the least senior employee in the plant.

C. The COMPANY will determine the number of employees required in any particular Utility grouping. Once such determination is made, the jobs will be posted for bid. In the event no eligible bids are received within twenty four (24) hours of posting, management is free to hire appropriate candidates from whatever source it chooses.

D. The COMPANY will train the Utility employees on all jobs assigned to them and will ensure maintenance of skills by utilizing such. The COMPANY will review the assignment of Utility personnel each quarter to make certain that these employees have had an opportunity to exercise the utility skills for which they were trained.

E. Each Utility base rate will be equal to the highest base rate of its particular classification grouping in each local plant supplement. Utility workers must first succeed on the job paying the highest base rate before they will be given an opportunity to learn other jobs.

         During the training period, the Utility employees will be paid at the agreed upon base rate. On those rare occasions when utility personnel are assigned hourly work, they will be paid at their average hourly earnings rate.

F. The COMPANY will not abuse the use of such classifications, but rather will determine the number of utility workers by its operational and marketing needs.

It is the desire of the parties that the foregoing language will have a positive effect upon the regular employees in the regular classification in the utility grouping as contained in the local plant supplement Agreements.

APPENDIX B. - PENSION AND WAGES.

A. U.I.U. PENSION TRUST. The COMPANY shall make contributions to the Steelworkers Pension Trust for all of the employees at the Los Angeles plant. Such employees shall be eligible for benefits as set forth in the U.I.U. Pension.

B. WAGES. Listed below are the Job Titles and Labor Grade Rates for the various classifications of work at the Los Angeles plant.

INCENTIVE JOBS

JOB TITLE                            10/16/01       10/16/02         10/16/03          10/16/04
---------                            --------       --------         --------          --------
Closer                                 12.41         12.71             13.01            13.31
Upholster Box Spring Units             11.48         11.78             12.08            12.38
Nailing Machine Operator               11.05         11.35             11.65            11.95
Box Spring Frame Assembler             11.05         11.35             11.65            11.95
Assemble Box Spring Units              11.05         11.35             11.65            11.95
Misc. Borders                          10.95         11.25             11.55            11.85
Mattress and Box Spring Sewer          10.95         11.25             11.55            11.85
Quilting Machine Operator              11.05         11.35             11.65            11.95
Ultrasonic Coil Operator               11.05         11.35             11.65            11.95
HMB Operator                           11.05         11.35             11.65            11.95
Hog-Ring Operator                      10.78         11.08             11.38            11.63
Border Machine Operator                10.73         11.03             11.33            11.63
Miscellaneous Sewers Quilt             10.73         11.03             11.33            11.63

HOURLY RATED JOBS
Cutting                                10.53         10.83             11.13            11.43
Material Handler                       11.20         11.50             11.80            12.10
Material Coordinator                   11.40         11.70             10.75            11.05
Janitor                                11.20         11.50             11.80            12.10
Inspector                              11.20         11.50             11.80            12.10
Quilt Repair Operator                  11.35         11.65             11.95            12.25
Packer & Inspector                     11.20         11.50             11.80            12.10
Stock Clerk                            11.40         11.70             12.00            12.30
Specialized Maintenance Mechanic       15.10         15.40             15.70            16.00
Repairman                              12.28         12.58             12.88            13.18
Flotation Assembler                    11.50         11.80             12.10            12.40

LEAD PERSON. - The COMPANY reserves the right to designate employees as Lead Person. Lead Persons will receive a $.50 per hour increase upon designation.

PAY PLUS BONUS ADDENDUM. - October 14, 1998

In accordance with Article XXXI of the collective bargaining agreement between the parties, the COMPANY and the UNION agree to change the individual incentive plan to a group incentive to be known hereinafter as the Pay Plus Bonus plan
(PPB). It is agreed that this new system will take effect on date to be determined.

ESTABLISHMENT OF BASE RATES FOR MOVEMENT BETWEEN JOB CLASSIFICATIONS AND LEVELS:

An existing employee who changes his/her classification that involves a drop from one pay level to another would retain his/her current base rate or the midpoint of the new range, whichever is lower.

An existing employee who changes his/her classification that involves moving up from one pay level to another would receive a $.50 increase to their current base rate or the minimum of the new range (whichever is higher), when the employee qualifies on the new job per page 8 of this addendum.

An existing employee who moves from classification to classification within a pay level (Levels 1 & 2) would remain at their current base rate.

Any employee who fails to qualify on a job that was bid and bumps back into his/her most previous job will maintain his/her existing base rate. The rates for an employee bumping into a job other than his/her previous job will be set according to the rate of the job, if Level 3 classification.

DEFINITIONS.

CLASSIFICATION. - defined by the current job titles as listed in the new Appendix B & C under this addendum.

LEVEL. - established payroll groupings defined in the PPB proposal as 1, 2, 3, 4 & MI - Appendix C.

RANGE. - defined minimum, mid-point and maximum pay rates for each level (except for level 3 and M1).

DROP. - means moving from level 1 to 2, 1 to 3, and 2 to 3.

MOVING UP. -means moving from level 2 to 1, 3 to 1, and 3 to 2.

BASE RATE CHANGES FOR NEWLY HIRED, TRANSFERRED OR EXISTING EMPLOYEES.

LEVEL 1 & 2 employees may petition the COMPANY for a base evaluation. A request should be submitted to the COMPANY by the UNION for a performance evaluation that will involve a review of that individual's performance based upon the individual skills defined in the P.P.B. (Quality, Productivity, Customer Service).

An individual's base rate can be adjusted based on the following: Achieving a productivity rate of the next higher rate for that classification for sixty days. A rate will be listed for the top three employees in a classification that was used in the initial establishment of base rates in Pay Plus.

All requests for reevaluation may be made no more than three times during the year with no less than three (3) months between requests.

CHANGES TO EXISTING CONTRACT.

3.08 SELECTION OF ARBITRATORS. Within ten (10) calendar days after the UNION files its written request for arbitration pursuant to Section 3.06, the COMPANY or the UNION may write either the Federal Mediation and Conciliation Service or the American Arbitration Association to request that it submit a panel of seven (7) arbitrators. The UNION shall notify the COMPANY of its first strike and each party shall then alternately strike one name until only one name remains who shall be designated as the impartial arbitrator. Either party reserves the right to reject the entire panel prior to any striking of arbitrators and to request one additional panel of arbitrators per grievance.

         In the event the UNION and the COMPANY are unable to agree on the job level or rate on a new classification as provided in Section 8.04, the dispute may be appealed to arbitration for determination by a qualified time study arbitrator.

         Appeals relative to an SAH change, job level or rate shall be carried to arbitration under the above-described procedure; however, in this instance, the Impartial Chairman of the Arbitration Board must be a qualified time study engineer.

7.07 JOB BIDDING. The COMPANY will provide an opportunity for qualified employees seeking promotion to jobs in a higher level or to a higher level 3 classification by posting open jobs for bid for a twenty-four
         (24) hour period. Posted jobs may be bid on only within the department in which the opening occurs. If there is no bid in the department, bidding will be open to qualified employees from any other departments of the plant. The job bidding procedure will be as follows:

         1. In order for an employee to be eligible to bid for a posted opening the employee must:

                  (a)      Have been on the active payroll for a period of nine
                           (9) months preceding the date of bid

                  (b) Have not been awarded a job by means of successful bidding for a period of nine (9) months preceding date of bid.

                  (c) Be actively working at the time the job bid is posted.

         2. Posted bid job will be awarded to the most qualified eligible bidder with the most seniority.

         3.       (a)      Any employee who is a successful bidder will be
                           reclassified in accordance with the job he/she bid for and will be paid according to the Los Angeles PPB
                           Addendum #1.


                  (b) The successful bidder will be allowed the established learner's time for that particular classification. If, at the completion of the established learner's time, the employee has not at minimum productivity levels for the job, he/she will be returned to his/her original job.

                  (c) When openings occur in the following jobs, bidding will be open only to those employees of proved mechanical aptitude and excellent attendance records:

                           1.       Pocket Machine Operators

                           2.       Closers

                  (d) The COMPANY reserves the right to hire at any time qualified candidates from outside sources for the closing and pocket machine operations.

         4. Level 1 and 2 employees with a combined age and years of service equal to or in excess of 75 will be considered for Level 3 job openings. The Level 1 or 2 employee must have worked for at least 12 years in a direct classification to be eligible for a job range. If the position is filled in this manner the direct employee would transfer to the level 3 job once a replacement is trained in the direct position. If an eligible direct employee does not file the Level 3 job the COMPANY reserves the right to hire level 3 employees in the manner they choose. The job change of a senior direct employee would not result in the transfer of another senior employee within the same occurrence. The senior employee would be expected to work in the level 3 position with equal or greater effort.

7.20 INVENTORY. Employees will be selected for inventory on the basis of qualifications with preference given to indirect workers over direct workers. All employees when selected will receive their current base rate.

8.01 WAGE RATES. The COMPANY and the UNION have agreed upon the pay ranges that are hereto annexed and a part hereof. Job Levels 1 and 2 and classification rates in Levels 3, 4 and M1 are as outlined in Schedule A & B.

8.02     INCENTIVE COMPENSATION PLANS. Delete.

8.03     WORK WAIT. Delete paragraph 1 and 2. Paragraph 3 remains the same.

8.04     INCENTIVE PAY COMPUTATION. Delete and refer to 8.14.

8.05     HIRING RATE.

         A. The hiring rate for new employees will be the rate defined in level 4. Experienced new hires maybe paid at the minimum of Levels 1 or 2; or the rate of the job if in level three.

         B. If the employee is retained, he/she will be paid at the minimum of job levels 1 or 2, or the classification rate of level 3 after 60 days of employment.

8.06 DIRECT EMPLOYEE PROGRESSION AND TRAINING. The COMPANY and the UNION agree that the highest degree of efficiency and productivity will be encouraged at all times.

         It is understood that if a Level 1 or 2 employee acquires the skill needed to satisfy minimum productivity levels as set for the job, while still in his sixty (60) day probationary period, he or she will receive the minimum of the job level pay plus plant-wide bonus.

         In the event a probationary Level 1 or 2 employee has not acquired the necessary skills to meet minimum productivity levels upon the first sixty (60) days he or she may be terminated from the COMPANY.

         The UNION and the COMPANY agree that all Level 1 or 2 employees will be encouraged and expected to produce to the full extent of their capabilities and that this productivity must meet minimum productivity levels. Based on progressive disciplinary action, those employees who are unable to exceed the minimum standards may be terminated at any time. Notice of such COMPANY action shall be given to the UNION with a copy to the shop steward five (5) working days prior to the employee's termination.

8.07 GENERAL WAGE INCREASE. A general wage increase of thirty (30) cents per hour for all employees will be granted effective October 16, 1997. The increase will be applied to the previous quarterly average and paid effective November 1, 1997. All basic rates, all hourly rates and all labor grades will be increased to reflect the increase.

8.08 GENERAL WAGE INCREASE. A general wage increase of thirty (30) cents per hour for all employees will be granted effective October 16, 1998. The increase will be applied to the previous quarterly average and paid effective November 1, 1998. All base rates, all hourly rates and all labor grades will be increased to reflect the increase.

8.09 GENERAL WAGE INCREASE. A general wage increase of thirty (30) cents per hour for all employees will be effective October 16, 1999. The increase will be applied to the previous quarterly average and paid effective November 1, 1999. All base rates, all hourly rates and all labor grades will be increased to reflect the increase.

8.10 GENERAL WAGE INCREASE. A general wage increase of thirty (30) cents per hour for all employees will be granted effective October 16, 2000. The increase will be applied to the previous quarterly average and paid effective November 1, 2000. All base rates, all hourly rates and all labor grades will be increased to reflect the increase.

8.11 REACTIVATION OF OLD CLASSIFICATIONS. Whenever an obsolete classification is reactivated, the job will be placed in the appropriate skill level and the prevailing pay range will apply.

8.12 ESTABLISHMENT OF NEW CLASSIFICATIONS. In the event it becomes necessary to establish a new classification the COMPANY and the UNION shall meet for the purpose of reaching agreement as too the job level and rate for such classification.

         The COMPANY and the UNION in an attempt to reach an agreement, shall take into consideration similar classifications in the plant previously or presently in existence.

         If the parties fail to reach an agreement within three (3) working days, the resolution of the job level or rate will be moved to expedited arbitration in accordance with the procedure outlined in
         Article III. The COMPANY will assign a temporary employee at his current base rate plus bonus to the new classification who shall perform the operation until such time as an agreement is reached or is resolved by arbitration. When the rate of the disputed classification is agreed upon or resolved as provided above, the job will be filled in accordance with the terms of this agreement set forth in Article 7.07.

8.13 RATE OF BORROWED MAN. Delete and replace with Pay for Skill, as agreed upon for LA Plant.

8.14 AVERAGE RATE COMPUTATION: Individual average hourly earnings rates for all employees will be computed quarterly by dividing the total amount of earnings, (excluding overtime premium), and including the Pay Plus Bonus, of that worker by the total number of hours worked excluding when the worker is in a holiday or vacation status. A copy of such average hourly earnings shall be made available to the UNION. Each year the COMPANY will advise the UNION, in writing, the specific dates that determine the period of earnings on which averages are based.

         In the event an employee has not established an average hourly rate due to the fact that the employee has not worked during the immediately preceding calendar quarter, then the employee's average rate shall be equal to the employee's average rate for the last quarter the employee worked.

8.15     INJURED DURING WORK.

         A. If an employee is injured in the plant while performing his work assignment and it is necessary for him to receive treatment by either the COMPANY nurse or COMPANY doctor during his regularly scheduled working hours, the COMPANY shall pay for the time spent in the treatment of such injury on the day the injury occurred at his average rate. If either the nurse or doctor certifies that such injured employee is unable to continue work because of such injury, the COMPANY will pay for the balance of his scheduled shift at his average rate. If the doctor requests subsequent visit(s) during his regularly scheduled shift for the treatment of this injury, the COMPANY will pay for the time spent in this treatment at the employee's average rate. To minimize employee inconvenience, such subsequent visits will be scheduled, if possible during the employee's regular shift. However, where a second or third shift employee is injured on the job and subsequently requires additional treatment for this injury then such visits shall be scheduled by the COMPANY'S Human Resources Department at a time consistent with the treating doctor's office hours.

         B.   No change

         C.   No change

         D.   No change

9.01 INCENTIVE COMPENSATION PLAN. It is agreed that the COMPANY, at any time, may install an incentive compensation plan in any operation job, or variation of any operation or job where, in its judgment, such a plan is practicable. When an incentive program is implemented, the COMPANY will provide the incentive earnings opportunity for the Plant, as a whole, that will approximate the incentive earnings opportunity that existed prior to the implementation of the new incentive program. Effective January 1, 1999, the Standard Allowed Hour system used to establish individual incentive earnings opportunities was replaced with the Pay Plus Bonus program which provides for a plant-wide incentive opportunity based on quality, productivity, and customer service performance. SAH calculations will continue to be used to compute plant wide productivity under this program.

         With not less than a forty-five (45) day written notice to the UNION, the COMPANY may change back to the 1997 contract's Incentive Compensation language.

9.02 NEW OR VARIED JOBS AND OPERATIONS. If a new job, new operation, or variation of an existing operation is set up, the supervisor shall notify the shop steward and the operations experience time shall begin on the date of this notification.

         Whenever time studies are necessary, the floor observations of the COMPANY'S Time Study Engineer will be of at least thirty (30) minutes duration in order to assure a representative sample of the job.

         The COMPANY shall select an average operator, or as close to average as possible, for time study methods analysis. Average is defined as an operator working at a normal pace, under normal working conditions, with the skills required for other specific job.

9.03 STANDARD ALLOWED HOUR. Replace with PPB information packet labeled "Exhibit A."

9.05 PROCEDURAL INTERPRETATION OF SECTION Current standards are guaranteed unless the COMPANY makes a change in method, means, process, equipment, production conditions, or product design. Where such change results in an addition to the standard task time, an adjustment will be made to proportionately reflect the change.

         In those instances where the change results in greater output, the time will be proportionally adjusted to reflect the diminution in task time. Thus, standards will be revised to reflect the changes of the job, operation, or variation of any operation in the degree the change in the task affects the standard upward or downward.

         Where the change represents less than five percent (5%) of the cycle base minutes, the COMPANY will use standard data from its bank of appropriate basic time study standards in determining the new task time reflecting the change. The COMPANY may restudy the operation in those instances where the elements of work affected by the revised method exceed five percent (5%) of the originally submitted cycle base minutes of the entire task. In those instances where there was no original time study taken where standards were set by negotiations or where element breakdown was not measured or where the additions and deletions are not sufficiently distinct to permit addition or subtraction from work content the COMPANY will develop time from a restudy of the entire operation. Every time a change of sufficient impact to justify a modification of standard is contemplated all other changes from the time the standards were last established will of course, be included in the new measurement of the task. It is contemplated that there will be occasions where preceding and succeeding elements will be affected by change. Similarly it is contemplated that preceding and succeeding operations for classifications may be affected by a change. In those instances, it will be necessary to measure and modify the impact of such change. Once the appropriate addition or deletion is developed, such time will be translated into an SAH.

         In order to preserve the integrity of earnings as well as integrity of job methods and product quality, it is agreed that neither the supervisor nor the employee can change the prescribed method of performing the incentive task. The Time Study Department must initiate all changes and resulting standards, in order to become effective and binding, in writing. For identification purposes, the COMPANY, on October 15, 1973, installed an administrative procedure on all new time studies that enables a departmental shop steward or other designated UNION official to sign a copy of such new standard data or chart issued as a consequence of such new time study.

9.06     GRIEVING CHANGES IN STANDARD.
         (Replaces A & B)

         A. If there is a change in any standard, the COMPANY will provide the UNION with the methods description at the time the change is made effective. The UNION has thirty (60) days to grieve the new standard and if not grieved within thirty days, the UNION will lose the right to grieve and/or arbitrate the new standard. A resolution of grievances over incentive standards shall be retroactive to the date the protested standard was originally submitted.

         C & D (unchanged)

10.09 PAY RATE. Holiday pay will be at eight (8) times the employee's average hourly earnings rate as computed in Section 8.14.

11.02 PAY RATE. Pay for each week of vacation will be figured at 40 times an employee's average hourly earning rate, as computed in section 8.14.

ARTICLE XVI. - JURY SERVICE. Any employee duly called to perform his civic duty to serve on a jury panel shall be compensated by the COMPANY for the difference between the daily jury pay and average hourly earnings as computed in Section
8.14. Any employee who is excused from serving shall not be required to report to his job to complete a partial shift. In the event the employee has been excused for a full day, he shall report to his job and continue working until told to report again for jury duty.

17.02 PAYMENT. The pay for such loss of time from work will be for eight (8) hours, straight time at the employee's previous quarter average rate.

NEW
---

APPENDIX B. - Classification Designation

APPENDIX C - Rate Schedule

MISCELLANEOUS
-------------

M1 AND LEVEL 3 PAY.

         Under the Pay Plus Bonus program, a bonus will be paid to each person in M1 and Level 3 on an incentive calculation of their current base rate, provided the overall weekly productivity exceeds 19.5%. However, in the event that the weekly productivity level falls below 19.5%, the employee is guaranteed to receive his/her current base rate as established.

PAY PLUS PRODUCTIVITY IMPROVEMENT COMMITTEE.

         The UNION and COMPANY agree to form a committee consisting of five UNION and five COMPANY representatives, those members selected by the UNION and COMPANY respectively at their discretion. This committee will meet as needed. The purpose of this committee is to present and discuss issues concerning communication, problem resolution, opportunities for improvement and the like.

                           COMPANY agrees to sixty-day guarantee of rates.

                           COMPANY agrees to all 1997 contract language not
                                   specifically changed herein will remain
                                   intact as written.

APPENDIX B. - NEW CLASSIFICATION STRUCTURE UNDER PPB PLAN

         LEVEL                      CLASSIFICATION DESIGNATION
         -----------------------------------------------------
              I.                    A.   Quilt Machines  - Panel
                                    B.   Close Mattress
                                    C.   Ultrasonic Coil Operator

             II.                    A.   Matt and Box Spring Sewer
                                    B.   Miscellaneous Sewer/Quilt
                                    C.   Miscellaneous Borders
                                    D.   Border Machine Operator
                                    E.   Hog Ring
                                    F.   HMB
                                    G.   Top Off Assembler-Nailing Machine
                                         Operator
                                    H.   Assemble Box Spring Frames
                                    I.   Upholster B/S
                                    K.   Assemble Box Spring Units

            III.                    A.   Cutting
                                    B.   Material Handler
                                    C.   Material Coordinator
                                    D.   Janitor
                                    E.   Inspector
                                    F.   Quilt Repair Operator
                                    G.   Packer/ Inspector
                                    H.   Stock Clerk
                                    I.   Repairman
                                    J.   Flotation Assembler

             IV.                    .    Trainee - New hires

             M-1                         Mechanics

APPENDIX C. - PAY PLUS BONUS - CLASSIFICATION RATE SCHEDULE

                       Entry                       Mid                  Max
                       -----                       ---                  ---
Level 1                $9.50                       $12.00               $14.50

Level 2                $9.00                       $10.75               $12.50

Level 3        As defined by position



Level 3 will be paid at the rate of the classification as follows:


                                    EFFECTIVE


Classifications                                    10/16/01         10/16/02         10/16/03          10/16/02
---------------                                    --------         --------         --------          --------
Cutting                                             $10.53           $10.83           $11.13            $11.43
Material Handler                                    $11.20           $11.50           $11.80            $12.10
Material Coordinator                                $11.40           $11.70           $12.00            $12.30

Janitor                                             $11.20           $11.50           $11.80            $12.10

Inspector                                           $11.20           $11.50           $11.80            $12.10

Quilt Repair                                        $11.35           $11.65           $11.95            $12.25

Packer/Inspector                                    $11.20           $11.50           $11.80            $12.10

Stock Clerk                                         $11.40           $11.70           $12.00            $12.30

Repairman                                           $12.28           $12.58           $12.88            $13.18

Flotation Assembler                                 $11.50           $11.80           $12.10            $12.40

APPENDIX C.

M1.        Mechanics - Defined as follows:


                                       10/16/01             10/16/02              10/16-03            10/16/04
                                       --------             --------              --------            --------
           Specialized Mechanic         15.10                 15.4                 15.70               16.00


APPRENTICESHIP TRAINING SCHEDULE AND PAY PROGRESSION SCALE.


Hiring Rate                  $11.00

After 30 Days                $11.25

After 90 Days                $11.50

After 6 Months               $11.55

After 9 Months               $11.85

After 12 Months              $11.85

After 24 Months              $12.10

After 30 Months              Base Rate of Job


(NOTE: THIS SCALE IS INCREASED BY $.30 FOR THE SECOND, THIRD AND FOURTH YEAR OF THE CONTRACT.)

APPENDIX C. - PAY FOR ADDITIONAL SKILLS - MULTI SKILLED EMPLOYEE

   Any one employee can have up to a maximum of three (3) additional skills. Each additional skill will receive a twenty-five (.25) cents premium applied to their current base rate and shall remain a permanent part of their base rate as long as the employee is deemed a "Multi Skilled Employee." The COMPANY will allow the maximum of ten (10) individuals that may be eligible for this additional benefit.

   A bid shall be posted for a "Multi-skilled Employee" for a particular job. Bidding procedures will be followed as defined in the Los Angeles contract.

   All bidders shall be required to establish competency and the final selection of successful bidder(s) will be based upon seniority. Competency will be determined by the COMPANY and may require the employee to physically perform the job in question for a period of time not to exceed two (2) weeks.

   UNION Proposes - if more than 10 qualified employees respond to posting, COMPANY will use rule of seniority for selection.

                      MEMORANDUM OF UNDERSTANDING REGARDING
             THE SUBSTITUTION OF THE SIMMONS MANUFACTURING CO., LLC, FOR SIMMONS COMPANY IN COLLECTIVE BARGAINING AGREEMENT
             ------------------------------------------------------

         WHEREAS, the United Steelworkers of America, AFL-CIO, CLC, and its Local Union No. 515, and Simmons Company have entered into a collectively bargained Labor Agreement commencing October 15, 2001 through October 15, 2005, for certain employees at its plant located at Los Angeles, California;

         WHEREAS, effective December 31, 2001, the Simmons Company employees represented by Local No. 515 will, for corporate tax purposes, become employees of The Simmons Manufacturing Co., LLC, and;

         WHEREAS, because said represented employees will, on December 31, 2001, become employees of The Simmons Manufacturing Co., LLC, The Simmons Manufacturing Co., LLC shall be substituted for Simmons Company in said Labor Agreement, and shall therefore, be bound by the terms and conditions of said Labor Agreement.

         NOW THEREFORE BE IT RESOLVED; that effective December 31, 2001, The Simmons Manufacturing Co., LLC shall be substituted for Simmons Company in the Labor Agreement, and The Simmons Manufacturing Co., LLC shall recognize and assume the legal obligations of the Labor Agreement, and;

         FURTHER RESOLVED; that effective December 31, 2001, on behalf of Simmons Company, The Simmons Manufacturing Co., LLC, and the United Steelworkers of America, AFL-CIO, CLC, and its Local Union No. 515, the undersigned acknowledge their agreement as to the binding nature of their collectively bargained Labor Agreement on The Simmons Manufacturing Co., LLC.


------------------------------------------
Daniel P. Murphy

Counsel for Simmons Company and The Simmons Manufacturing Co., LLC

Dated this _____ day of February 2001.



------------------------------------------
David Caldwell
The United Steelworkers of America, AFL-CIO, CLC, and its Local Union No. 515

Dated this _____ day of February 2001.


                                       1